EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of March 26, 2004 by and among REGENCY CENTERS, L.P., a Delaware limited partnership (the "Borrower"), REGENCY CENTERS CORPORATION, a Florida corporation formerly known as Regency Realty Corporation (the "Parent"), each of the financial institutions initially a signatory hereto together with their assignees under Section 12.8. (the "Lenders"), each of PNC BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK and SUNTRUST BANK, as a Documentation Agent (the "Documentation Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent (the "Syndication Agent"), each of COMMERZBANK AG NEW YORK BRANCH, AMSOUTH BANK, SOUTHTRUST BANK and ING REAL ESTATE FINANCE (USA) LLC, as Managing Agent (the "Managing Agent") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Sole Lead Arranger (the "Sole Lead Arranger") and as contractual representative of the Lenders to the extent and in the manner provided in Article XI. below (in such capacity, the "Agent").

         WHEREAS, the Borrower, the Parent, certain of the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of April 30, 2001 (as amended and as in effect immediately prior to the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the Borrower, the Parent, the Lenders and the Agent desire to amend and restate the Existing Credit Agreement, among other things, to make available to the Borrower a revolving credit facility in the amount of $500,000,000, including a $50,000,000 swingline subfacility and a $25,000,000 letter of credit subfacility, all pursuant to the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree the Existing Credit Agreement is amended and restated in its entirety as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1.   Definitions.

         The following terms, as used herein, have the following meanings:

         "Absolute Rate" has the meaning given that term in Section 2.2.(c)(ii)(C).

         "Absolute Rate Auction" means a solicitation of Bid Rate Quotes setting forth Absolute Rates pursuant to Section 2.2.

         "Absolute Rate Loan" means a Bid Rate Loan the interest rate on which is determined on the basis of an Absolute Rate pursuant to an Absolute Rate Auction.

         "Accession Agreement" means an Accession Agreement substantially in the form of Annex I to the Guaranty.

         "Acquisition" means any transaction, or any series of related transactions, by which a Person directly or indirectly acquires any assets of another Person, whether through purchase of assets, merger or otherwise.

         "Additional Costs" has the meaning given that term in Section 5.1.

         "Affiliate" means, with respect to a Person, any other Person: (a) directly or indirectly controlling, controlled by, or under common control with, such first Person; (b) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in such first Person; or (c) ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such first Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Applicable Facility Fee" means the percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is determined in accordance with the definition thereof:

                     Level                Facility Fee
                     -----                ------------
                       1                      0.15%
                       2                      0.15%
                       3                      0.15%
                       4                      0.20%
                       5                      0.25%

As of the Agreement Date, the Applicable Facility Fee equals 0.15%.

         "Applicable Law" means all applicable provisions of local, state, federal and foreign constitutions, statutes, rules, regulations, ordinances, decrees, permits, concessions and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Applicable Margin" shall mean, as of any date of determination, the respective percentage rates set forth below corresponding to the Credit Ratings of the Borrower and the Parent as assigned by the applicable Rating Agencies:


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
             Level                   Credit Rating                   Applicable          Applicable
                              (S&P/Moody's or equivalent)            Margin for          Margin for
                                                                     LIBOR Loans       Base Rate Loans
             -----------------------------------------------------------------------------------------

               1         A-/A3 or equivalent or higher                  0.55%                0.00%
               2         BBB+/Baa1 or equivalent                        0.65%                0.00%
               3         BBB/Baa2 or equivalent                         0.75%                0.00%
               4         BBB-/Baa3 or equivalent                        0.90%                0.00%
               5         Less than BBB-/Baa3 or equivalent              1.25%                0.00%

The Agent shall determine the Applicable Margin from time to time in accordance with the above table and the provisions of this definition and notify the Borrower and the Lenders of such determination. If the Rating Agencies assign Credit Ratings which correspond to different Levels in the above table resulting in different Applicable Margin determinations, the Applicable Margin will be determined based on the Level corresponding to the lower of the two Credit Ratings. During any period that the Borrower or the Parent receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall equal the average of the Applicable Margins as determined in accordance with the two lowest of such Credit Ratings; provided that one of such Credit Ratings has been issued by either S&P or Moody's and such Credit Rating is an Investment Grade Rating. Each change in the Applicable Margin resulting from a change in a Credit Rating of the Borrower or the Parent shall take effect on the first calendar day of the month following the month in which such Credit Rating is publicly announced by the relevant Rating Agency. As of the Agreement Date, the Applicable Margin for LIBOR Loans equals 0.75 % and for Base Rate Loans equals 0.0%.

         "Asset Value" means

         (a) with respect to any Consolidated Subsidiary at a given time, the sum of (i) the Capitalized EBITDA of such Consolidated Subsidiary at such time, plus (ii) the Capitalized Third Party Net Revenue of such Subsidiary at such time, plus (iii) the book value of all Construction in Process of such Consolidated Subsidiary as of the end of the Parent's fiscal quarter most recently ended, and

         (b) with respect to any Unconsolidated Affiliate at a given time the sum of (i) with respect to any of such Unconsolidated Affiliate's Properties under construction, the Parent's Ownership Share of the book value of Construction in Process for such Property as of the end of the Parent's fiscal quarter most recently ended and (ii) with respect to any of such Unconsolidated Affiliate's Properties which have been completed, the Parent's Ownership Share of Capitalized EBITDA of such Unconsolidated Affiliate attributable to such Properties.

         "Assignee" has the meaning given that term in Section 12.8.(c).

         "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.


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         "Base Rate" means the greater of (a) the rate of interest per annum established from time to time by Wells Fargo, San Francisco, California and designated as its prime rate (which rate of interest may not be the lowest rate charged by such bank, the Agent or any of the Lenders on similar loans) and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to the Borrower or the Lenders automatically as of the opening of business on the date of such change in the Base Rate.

         "Base Rate Loan" means any Revolving Loan hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

         "Bid Rate Borrowing" has the meaning given that term in Section
2.2.(b).

         "Bid Rate Loan" means a loan made by a Lender under Section 2.2.(b).

         "Bid Rate Note" means a promissory note of the Borrower substantially in the form of Exhibit B, payable to the order of a Lender and otherwise duly completed.

         "Bid Rate Quote" means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

         "Bid Rate Quote Request" has the meaning given that term in Section 2.2.(b).

         "Borrowing Base" means, without duplication, the sum of (i) the aggregate Unencumbered Pool Values of all Stabilized Retail Operating Properties and Pre-Stabilized Retail Operating Properties divided by 1.75, plus (ii) the aggregate Unencumbered Pool Values of Qualified Development Properties divided by 2.0, plus (iii) the aggregate Unencumbered Pool Values of all Environmentally Impacted Properties divided by 2.25. Notwithstanding anything set forth in this definition to the contrary, (a) not more than 7.5% of the Borrowing Base can be attributable to Environmentally Impacted Properties, (b) not more than 25.0% of the Borrowing Base can be attributable to Qualified Development Properties, Pre-Stabilized Retail Operating Properties and Environmentally Impacted Properties and (c) not more than 15.0% of the Borrowing Base can be attributable to Properties that are not anchored by grocery store tenants (for purposes of this definition, a Side Shop Center shall be considered to be anchored by a grocery store tenant).

         "Business Day" means (a) any day other than Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or San Francisco, California are authorized or required to close and (b) with reference to LIBOR Loans, any such day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capitalized EBITDA" means, with respect to a Person and as of a given date, (a) such Person's EBITDA for the fiscal quarter most recently ended times
(b) 4 and divided by (c) 8.50%. In determining Capitalized EBITDA (i) EBITDA attributable to real estate properties either acquired or disposed of by such Person during such fiscal quarter shall be disregarded, (ii) for each of the first three fiscal quarters of each fiscal year, EBITDA shall include the lesser of (A) 25% of the budgeted percentage rents for such fiscal year or (B) 25% of the actual percentage rents received by such Person in the immediately preceding fiscal year, (iii) for the fourth fiscal


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quarter of each fiscal year, EBITDA shall include 25% of the percentage rents actually received by such Person in such fiscal year, (iv) Third Party Net Revenue for the applicable period shall be excluded from EBITDA, (v) any amounts deducted from the net earnings of Properties owned by Consolidated Subsidiaries in which a third party owns a minority equity interest shall be included in EBITDA; and (vi) distributions of cash received by such Person during such period from any of its Unconsolidated Affiliates shall be excluded from EBITDA.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "Capitalized Third Party Net Revenue" means, with respect to a Person and as of a given date, (a) such Person's Third Party Net Revenue for the four fiscal quarters most recently ended less general and administrative expenses of such Person for such period attributable to the generation of such Third Party Net Revenue divided by (b) 20.0%.

         "Collateral Account" means a special non-interest bearing deposit account maintained by the Agent under its sole dominion and control.

         "Commitment" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. and to issue (in the case of the Agent) or participate in (in the case of the Lenders other than the Agent in such capacity) Letters of Credit pursuant to Section 2.15.(a) and 2.15.(f) respectively, in an amount up to, but not exceeding (but in the case of the Agent, excluding the aggregate amount of participations in the Letters of Credit held by other Lenders), the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.9. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.8.

         "Compliance Certificate" means the certificate described in Section 8.1.(c).

         "Consolidated Subsidiary" means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

         "Construction Budget" means the fully budgeted costs for the construction, development and redevelopment of a given Development Property, such budget to include an adequate operating deficiency reserve. For purposes of this definition the "fully budgeted costs" of a Development Property to be acquired by a Person upon completion pursuant to a contract in which the seller is required to develop or renovate prior to, and as a condition precedent to, such acquisition shall equal the maximum amount reasonably estimated to be payable by such Person under the contract assuming performance by the seller of its obligations under the contract which amount shall include, without limitation, any amounts payable after consummation of such acquisition which may be based on certain performance levels or other related criteria.


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

         "Construction in Process" means construction in process as determined in accordance with GAAP.

         "Contingent Obligation" means, for any Person, any commitment, undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under GAAP.

         "Continue", "Continuation" and "Continued" each refers to the continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to Section 2.5.

         "Convert", "Conversion" and "Converted" each refers to the conversion of a Revolving Loan of one Type into a Revolving Loan of another Type pursuant to Section 2.6.

         "Credit Rating" means the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of the Borrower or the Parent, as the case may be.

         "Debt Service" means, with respect to any Person and for any period, the sum of (a) Interest Expense of such Person for such period plus (b) regularly scheduled principal payments on Indebtedness of such Person during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Lender" has the meaning given that term in Section 3.5.

         "Designated Lender" means a special purpose corporation which is an affiliate of, or sponsored by, a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 12.8.(d) and (c) is not otherwise a Lender.

         "Designated Lender Note" means a Bid Rate Note of the Borrower evidencing the obligation of the Borrower to repay Bid Rate Loans made by a Designated Lender.

         "Designating Lender" has the meaning given that term in Section
12.8.(d).

         "Designation Agreement" means a Designation Agreement between a Lender and a Designated Lender and accepted by the Agent, substantially in the form of Exhibit C or such other form as may be agreed to by such Lender, such Designated Lender and the Agent.

         "Development Property" means either (a) a Property acquired by the Borrower, any Subsidiary or any Unconsolidated Affiliate as unimproved real estate to be developed or (b) a Property acquired by any such Person on which such Person is to (A) partially or completely


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

demolish and redevelop the improvements on such Property, (B) substantially reconfigure the existing improvements on such Property or (C) increase materially the rentable square footage of such Property, in each case for which an 80% Occupancy Rate has not been achieved. The term "Development Property" shall include real property of the type described in the immediately preceding clause (a) or (b) to be (but not yet) acquired by any such Person upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition, but shall not include any build-to-suit Property which is 100% preleased by a single tenant having an investment grade rating assigned to its senior long-term unsecured debt obligations by a nationally recognized securities rating agency.

         "Dollars" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person for such period (including equity in net earnings or net loss of Unconsolidated Affiliates) excluding the following amounts (but only to the extent included in determining net earnings
(loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person for such period; (b) interest expense of such Person for such period; (c) income tax expense of such Person in respect of such period; and (d) extraordinary and nonrecurring gains and losses of such Person for such period, including without limitation, gains and losses from the sale of operating Properties (but not from the sale of Properties developed for the purpose of sale). For purposes of this definition, (i) net earnings (loss) shall be determined before minority interests and distributions to holders of Preferred Stock and (ii) to the extent Third Party Net Revenue exceeds 7.5% of Real Estate Revenue, such excess shall be excluded from EBITDA.

         "Effective Date" means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in accordance with the provisions of Section 12.7.

         "Eligible Assignee" means any Person that is: (a) an existing Lender;
(b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity's (or in the case of a bank which is a subsidiary, such bank's parent's) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's or the equivalent or higher of either such rating by another rating agency acceptable to the Agent.

         "Eligible Property" means a Property which satisfies all of the following requirements: (a) such Property is owned in fee simple by only the Borrower or a Wholly Owned Subsidiary of the Borrower; (b) neither such Property, nor any interest of the Borrower or such Subsidiary, as


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applicable, therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) if such Property is owned by a Wholly Owned Subsidiary of the Borrower, (i) none of the Borrower's or Parent's direct or indirect ownership interest in such Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (A) to create Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable and (B) to sell, transfer or otherwise dispose of such Property; (d) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions (except in the case of an Environmentally Impacted Property) or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property; (e) such Property is not subject to a ground lease (other than a lease of land on such Property owned by the Borrower or such Subsidiary of the Borrower and leased to a Person which is not an Affiliate), (f) in the case of any Property first included as an Unencumbered Pool Property following the Agreement Date, the Borrower or such Subsidiary, as the case may be, has obtained, with respect to such Property, a "Phase I" environmental assessment in accordance with ASTM E 1527-97 standards, prepared within one year of the date such Property is to be included as an Unencumbered Pool Property, by a consultant of good repute within the region in which such Property is located and who is believed by the Borrower to be competent and the Borrower has reviewed such assessment and believes it reasonable to rely upon such assessment.

         "Eligible Use" means, with respect to a Property, that such Property is
(a) grocery store-anchored or non-grocery store-anchored retail shopping center;
(b) a stand-alone grocery store; (c) a stand-alone build-to-suit building occupied by non-grocery store tenants; or (d) a Side Shop Center.

         "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. ss. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; National Environmental Policy Act, 42 U.S.C. ss. 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "Environmentally Impacted Property" means a Property where a "Phase I" or "Phase II" environmental assessment has identified a potential or actual recognized environmental condition ("REC") unless remediation of such REC has been successfully completed, a "no listing" letter has been received for such Property with respect to each such REC, or a "no further action" letter has been received for each such REC.


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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, or any successor statute.

         "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

         "Event of Default" means the occurrence of any of the events specified in Section 10.1., whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body; provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Existing Credit Agreement" has the meaning given that term in the first "WHEREAS" clause of this Agreement.

         "Extension Request" has the meaning given that term in Section 2.10.

         "Federal Funds Rate" means, on any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as reasonably determined by the Agent.

         "Funds From Operations" means, with respect to a Person and for a given period, net income (loss) of such Person for such period determined in accordance with GAAP excluding the following amounts (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization expense of such Person with respect to its real estate assets for such period and (b) extraordinary gains and losses and gains and losses from sales of depreciable operating property of such Person for such period. For purposes of determining Funds From Operations of a Person, adjustments for Unconsolidated Affiliates of such Person are to be calculated to reflect Funds From Operations on the same basis.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.


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         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Gross Asset Value" means, at a given time, the sum (without duplication) of (a) the Capitalized EBITDA of the Parent and its Consolidated Subsidiaries at such time, plus (b) the Capitalized Third Party Net Revenue of the Parent and its Consolidated Subsidiaries at such time, plus (c) the purchase price paid by the Parent or any Consolidated Subsidiary (less any amounts paid to the Parent or such Consolidated Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) for any Property (other than a Development Property) acquired by the Parent or such Consolidated Subsidiary during the Parent's fiscal quarter most recently ended, plus (d) all of Parent's and its Consolidated Subsidiaries' cash and cash equivalents as of the end of such fiscal quarter (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way (excluding restrictions in the nature of early withdrawal penalties and restrictions on cash deposited into an escrow account for the payment of property taxes in respect of real property but only to the extent the aggregate amount of cash held in such account exceeds the amount of accrued property taxes at such time)), plus (e) with respect to each of the Parent's Unconsolidated Affiliates, (i) with respect to any of such Unconsolidated Affiliate's Properties under construction, the Parent's pro rata share of the book value of Construction in Process for such Property as of the end of such fiscal quarter and (ii) with respect to any of such Unconsolidated Affiliate's Properties which have been completed, the Parent's pro rata share of Capitalized EBITDA of such Unconsolidated Affiliate attributable to such Properties, plus
(f) the book value of (i) all Construction in Process for Properties acquired for development by the Parent or any Consolidated Subsidiary and (ii) all unimproved real property, in each case as such book value is set forth on the Parent's consolidated balance sheet most recently delivered to the Lenders under
Section 8.1.(a) or (b) plus (g) the contractual purchase price of any real property subject to a purchase obligation, repurchase obligation or forward commitment which at such time could be specifically enforced by the seller of such real property, but only to the extent such obligations are included in the Parent's or any Consolidated Subsidiary's Total Liabilities plus (h) in the case of any real property subject to a purchase obligation, repurchase obligation or forward commitment which at such time could not be specifically enforced by the seller of such real property, the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the applicable contract which, at such time, would be subject to forfeiture upon termination of the contract, but only to the extent such amounts are included in the Parent's or any Consolidated Subsidiary's Total Liabilities.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or


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otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means any Person that is party to the Guaranty as a "Guarantor".

         "Guaranty" means the Guaranty executed and delivered by the Guarantors substantially in the form of Exhibit D.

         "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Hedging Agreements" means, collectively, Interest Rate Agreements, commodity future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication and determined on a consolidated basis): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or
(iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person;
(d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations; (f) all Indebtedness of other Persons which (i) such Person has Guaranteed or which is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; (g) all Indebtedness of any other Person of which such Person is a general partner; and (h) with respect to Indebtedness of an Unconsolidated Affiliate, (i) all such Indebtedness which such Person has

Guaranteed or is otherwise obligated on a recourse basis and (ii) such Person's Ownership Share of all other Indebtedness of such Unconsolidated Affiliate.

         "Interest Expense" means, with respect to a Person and for any period,
(a) the total interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a) such Person's Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.

         "Interest Period" means,

         (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. In addition to such periods, the Borrower may request Interest Periods for LIBOR Loans having durations of at least 7, but not more than 30, days no more than ten times during any 12-month period beginning during the term of this Agreement but only in anticipation of (i) the Borrower's prepayment of such LIBOR Loans from equity or debt offerings, financings or proceeds resulting from the sale or other disposition of major assets of the Borrower or any of its Subsidiaries or
(ii) changes in the amount of the Lenders' Commitments associated with a modification of this Agreement;

         (b) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Borrower may select as provided in Section 2.2.(b), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

         (c) with respect to any LIBOR Margin Loan, each period commencing on the date such LIBOR Margin Loan is made and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.2.(b), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding either of the immediately preceding clause (i) but except as otherwise provided in the second sentence of the immediately preceding clause (a), no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into by a Person with a nationally recognized then rated investment grade financial institution for the purpose of protecting such Person against fluctuations in interest rates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock or other equity interest, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person; (c) any Guarantee of the Indebtedness of any other Person; (d) the subordination of any claim against a Person to other Indebtedness of such Person; and (e) any other investment in any other Person.

         "Investment Grade Rating" means a Credit Rating of BBB- or higher by S&P or Baa3 or higher by Moody's.

         "L/C Commitment Amount" has the meaning given to that term in Section 2.15.

         "Lender" means each financial institution from time to time party hereto as a "Lender" or a "Designated Lender," together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 12.8.(d), have the rights (including the rights given to a Lender contained in Sections 12.3. and 12.5.) and obligations of a Lender associated with holding such Bid Rate Loan.

         "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto, or in any applicable Assignment or Acceptance Agreement or such other office of such Lender as such Lender may notify the Agent from time to time.

         "Letter of Credit" has the meaning set forth in Section 2.15.(a).

         "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

         "Letter of Credit Liabilities" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.15.(f), and the Lender then acting as Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Agent of their participation interests under such Section).

         "LIBO Rate" means, with respect to each Interest Period, for any LIBOR Loan or LIBOR Margin Loan, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in Dollars are offered to Wells Fargo Bank, National Association (at approximately 9:00 a.m., two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of the LIBO Rate by the Agent shall, in absence of demonstrable error, be conclusive and binding.

         "LIBOR Auction" means a solicitation of Bid Rate Quotes setting forth LIBOR Margins based on the LIBO Rate pursuant to Section 2.2.

         "LIBOR Loan" means any Revolving Loan hereunder with respect to which the interest rate is calculated by reference to the LIBO Rate for a particular Interest Period.

         "LIBOR Margin" shall have the meaning assigned to such term in Section 2.2.(c)(ii)(D).

         "LIBOR Margin Loan" means a Bid Rate Loan the interest rate on which is determined on the basis of the LIBO Rate pursuant to a LIBOR Auction.

         "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

         "Loan" means a Revolving Loan, a Bid Rate Loan or a Swingline Loan.

         "Loan Document" means this Agreement, each of the Notes, each Letter of Credit Document, the Guaranty, each Accession Agreement, any agreement evidencing the fees referred to in Section 3.1.(e) and each other document or instrument executed and delivered by the Borrower or any other Loan Party in connection with this Agreement or any of the other foregoing documents.

         "Loan Party" means the Borrower, the Parent and each other Guarantor.

         "Materially Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of (i) the Borrower and its Consolidated Subsidiaries, taken as a whole or (ii) the Parent and its Consolidated Subsidiaries, taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of such Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by the Borrower under Article VII. or in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Agent in its reasonable judgment unless expressly provided otherwise.

         "Maximum Loan Availability" means, at any time, the lesser of (a) an amount equal to the positive difference, if any, of (i) the Borrowing Base minus
(ii) all Unsecured Liabilities (other than the Loans and the Letter of Credit Liabilities), of the Parent and its Consolidated Subsidiaries and (b) the aggregate amount of the Commitments at such time.

         "Moody's" means Moody's Investors Services, Inc.

         "Mortgage" means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Operating Income" means, for any Property and for a given period, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such property, but specifically excluding general overhead expenses of the Borrower or any other Loan Party and any property management fees) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three and one-half of one percent (3.5%) of the gross revenues for such Property for such period.

         "Net Worth" means, for any Person and as of a given date, such Person's total consolidated stockholders' equity plus, in the case of the Parent and its Consolidated Subsidiaries, increases in accumulated depreciation accrued after the Agreement Date minus (to the extent reflected in determining stockholders' equity of such Person): (a) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

         "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.

         "Non-Guarantor Entity" means: (a) any Subsidiary that is not required to become a party to the Guaranty under Section 8.22.(a); (b) any Unconsolidated Affiliate of the Parent or the Borrower; and (c) any other Affiliate of the Parent or the Borrower in which the Parent or the Borrower holds an Investment.

         "Nonrecourse Indebtedness" means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, environmental matters, waste, misapplication of insurance proceeds, and other similar exceptions acceptable to the Agent in its sole discretion) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

         "Note" means a Revolving Note, a Bid Rate Note or a Swingline Note.

         "Notice of Borrowing" means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.1. evidencing the Borrower's request for a borrowing of Revolving Loans.

         "Notice of Continuation" means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.5. evidencing the Borrower's request for the Continuation of a borrowing of Revolving Loans.

         "Notice of Conversion" means a notice in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.6. evidencing the Borrower's request for the Conversion of a borrowing of Revolving Loans.

         "Notice of Swingline Borrowing" means a notice in the form of Exhibit H to be delivered to the Swingline Lender pursuant to Section 2.3.(b) evidencing the Borrower's request for a Swingline Loan.

         "Obligations" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; (c) any and all renewals and extensions of any of the foregoing and (d) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent and/or the Lenders and/or the Swingline Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Occupancy Rate" means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property leased to tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate net rentable square footage of such Property. For the avoidance of doubt, when determining the Occupancy Rate of a Side Shop Center, the stand-alone grocery store associated with such Side Shop Center shall be excluded from such determination.

         "Off-Balance Sheet Obligations" means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of "off-balance sheet arrangements" (as defined in the SEC Off-Balance Sheet Rules) which the Borrower would be required to disclose in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Borrower's report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). As used in this definition, the term "SEC Off-Balance Sheet Rules" means the Disclosure in Management's Discussion and Analysis About Off-Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).

         "Ownership Share" means, with respect to any Subsidiary of a Person that is not a Wholly Owned Subsidiary, and any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.1.(r), such Person's relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

         "Parent" means Regency Centers Corporation, a Florida corporation formerly known as Regency Realty Corporation, together with its successors and assigns.

         "Participant" has the meaning given that term in Section 12.8.(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means (a) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (b) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (c) the following to the extent no Lien has been filed in any jurisdiction or agreed to: (i) Liens for taxes not yet due and payable; or (ii) Liens imposed by mandatory provisions of Applicable Law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness the payment of which is not yet due; (d) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and in which reserves acceptable to the Agent have been provided; (e) Liens expressly permitted under the terms of the Loan Documents;
(f) Liens granted pursuant to any Loan Document; and (g) any extension, renewal or replacement of the foregoing to the extent such Lien as so extended, renewed or replaced would otherwise be permitted hereunder.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code.

         "Preferred Stock" means, with respect to any Person, shares of capital stock of, or other equity interests in, such Person which are entitled to preference or priority over any other capital stock of, or other equity interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

         "Pre-Stabilized Retail Operating Property" means an Eligible Property which satisfies all of the requirements in order to be a Stabilized Retail Operating Property except that it has an Occupancy Rate which is less than 80%. For purposes of this definition only, when determining the Occupancy Rate for a given Eligible Property which is a retail shopping center, an anchor tenant who has vacated its space shall nonetheless be deemed to occupy such space if such tenant is continuing to pay all rental payments when due under its lease and either of the following two conditions apply, as the case may be: (i) if such Eligible Property has two or more anchor tenants and the other anchor tenants still actually occupy their respective spaces or (ii) such space is undergoing construction to meet the specific needs of a new anchor tenant who has either subleased the space from the existing tenant or who is obligated to lease such space upon substantial completion of such construction.

         "Principal Office" means the office of the Agent located at 2120 E. Park Place, Suite 100, El Segundo, California 90245, or such other office of the Agent as the Agent may designate from time to time.

         "Pro Rata Share" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Pro Rata Share" of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

         "Property" means, with respect to any Person, any parcel of real property, together with any building, facility, structure, equipment or other asset located on such parcel of real property, in each case owned by such Person.

         "Qualified Development Property" means an Eligible Property which satisfies all of the following requirements: (a) such Eligible Property is either (i) unimproved real estate and in the process of being developed or (ii) a Property on which the Borrower or a Subsidiary of the Borrower, as the case may be, has begun to (A) partially or completely demolish and redevelop the improvements on such Property, (B) substantially reconfigure the existing improvements on such Property or (C) increase materially the rentable square footage of such Property and (b) will, upon completion, be developed for an Eligible Use.

         "Rating Agencies" means any two nationally recognized securities rating agencies designated by the Borrower and acceptable to the Agent. One of such ratings agencies must be either (a) Moody's or (b) S&P, but if both such corporations cease to act as a securities rating agency or cease to provide ratings with respect to the senior long-term unsecured debt obligations of the Borrower, the Borrower may designate as a replacement Rating Agency any nationally recognized securities rating agency acceptable to the Agent.

         "Real Estate Revenue" means, with respect to a Person and for a given period, the sum of the following: (a) minimum base rent revenue and percentage rent revenue; (b) Property-level operating expense recoveries; and (c) miscellaneous tenant related revenue.

         "Regency Texas" means Regency Centers Texas, LLC, a Florida limited liability company, together with its successors and assigns.

         "Regulations U and X" means Regulations U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulatory Change" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

         "Reimbursement Obligation" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

         "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "Requisite Lenders" means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities.

         "Reserve for Replacements" means, for any period and with respect to any Property, an amount equal to (a)(i) the aggregate square footage of all completed space of such Property if such Property is owned by the Parent or any of its Subsidiaries or (ii) the Parent's or such Subsidiary's Ownership Share of the aggregate square footage of all completed space of such Property if such Property is owned by an Unconsolidated Affiliate times (b) $0.15 times (c) the number of days in such period divided by (d) 365.

         "Restricted Payment" means, with respect to a Person: (a) any dividend or other distribution, direct or indirect, on account of any shares or other equity units of any class of stock, partnership interest or other equity interest, as applicable, of such Person now or hereafter outstanding, except a dividend payable solely in shares or other equity units of that class of stock, partnership interest or other equity interest, as applicable, to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or other equity units of any class of stock, partnership interests or other equity interests, as applicable, of such Person now or hereafter outstanding, except, in the case of the Borrower, for any conversion or exchange of partnership units in the Borrower solely for shares of capital stock of the Parent; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity units of any class of stock, partnership interests or other equity interests, as applicable, of such Person now or hereafter outstanding.

         "Revolving Loan" means a loan made by a Lender under Section 2.1.

         "Revolving Note" means a promissory note of the Borrower substantially in the form of Exhibit I, payable to the order of a Lender in a principal amount equal to the amount of such Lender's Commitment as originally in effect and otherwise duly completed.

         "Secured Indebtedness" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien on any real property and shall include such Person's Ownership Share of the Secured Indebtedness of any of such Person's Unconsolidated Affiliates.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations issued pursuant thereto.

         "Side Shop Center" means a Property developed as a "side shop center" located on real property adjacent to a third-party-owned, stand-alone grocery store.

         "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "S&P" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

         "Stabilized Retail Operating Property" means an Eligible Property which satisfies both of the following requirements: (a) such Eligible Property is not a Development Property and has an Occupancy Rate which equals or exceeds 80% and
(b) such Eligible Property is developed for an Eligible Use.

         "Stated Amount" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

         "Stein Parties" means (a) (i) Joan Newton, Richard Stein, Robert Stein and Martin E. Stein, Jr., (ii) any of their immediate family members consisting of spouses and lineal descendants (whether natural or adopted) and (iii) any trusts established for the benefit of any of the foregoing and (b) The Regency Group, Inc., The Regency Group II, Ltd. and Regency Square II but only so long as the foregoing individuals or such trusts own, directly or indirectly, all of the capital stock of any such entity.

         "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such

Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Swingline Commitment" means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding the amount set forth in Section 2.3.(a), as such amount may be reduced from time to time in accordance with the terms hereof.

         "Swingline Lender" means Wells Fargo Bank, National Association, together with its respective successors and assigns.

         "Swingline Loan" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.(a).

         "Swingline Note" means a promissory note of the Borrower substantially in the form of Exhibit J, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

         "Swingline Termination Date" means the date which is seven Business Days prior to the Termination Date.

         "Taxes" has the meaning given that term in Section 3.10.

         "Termination Date" means March 25, 2007, or such later date to which such date may be extended in accordance with Section 2.10.

         "Termination Event" means (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

         "Third Party Net Revenue" means, with respect to a Person and for a given period: (a) net income accrued by such Person during such period from fees, commissions and other compensation derived from (i) managing and/or leasing properties owned by third parties; (ii) developing properties for third parties; (iii) arranging for property acquisitions by third parties; (iv) arranging financing for third parties and (v) consulting and business services performed for third parties; plus (minus) (b) gains (losses) during such period from the sale of (i) outparcels of Properties and (ii) Properties developed for the purpose of sale; minus (c) taxes paid or accrued in accordance with GAAP during such period by any "taxable REIT subsidiary" (as defined in Sec. 856(l) of the Internal Revenue Code) of such Person or any of its Subsidiaries.

         "Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP (except for intangible liabilities as listed on such Person's consolidated balance sheet in accordance with Statements of Financial Accounting Standards No. 141), be properly classified as a liability on the consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such

Person; (b) all accounts payable of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person to the extent such obligations or commitments are evidenced by a binding purchase agreement (forward commitments shall include without limitation (i) forward equity commitments and (ii) commitments to purchase any real property under development, redevelopment or renovation); (d) all unfunded obligations of such Person; (e) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on the balance sheet of such Person; (f) all Contingent Obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person; and (g) all liabilities of any Unconsolidated Affiliate of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis. For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (i) the total purchase price payable by such Person under the contract if, at such time, the seller of such real property would be entitled to specifically enforce the contract against such Person, otherwise, (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of the contract. For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract relating to the acquisition of real property which the seller is required to develop or renovate prior to, and as a condition precedent to, such acquisition shall equal the maximum amount reasonably estimated to be payable by such Person under the contract assuming performance by the seller of its obligations under the contract which amount shall include, without limitation, any amounts payable after consummation of such acquisition which may be based on certain performance levels or other related criteria.

         "Type" with respect to any Revolving Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan, or in the case of a Bid Rate Loan only, an Absolute Rate Loan or a LIBOR Margin Loan.

         "Unconsolidated Affiliate" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Unencumbered NOI" means, for any period, the aggregate Net Operating Income for such period of Unencumbered Pool Properties and any other Property which satisfies the following requirements: (a) such Property is owned in fee simple by only the Parent or a Subsidiary; (b) neither such Property, nor any interest of the Parent or such Subsidiary therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) if such Property is owned by a Subsidiary, (i) none of the Parent's direct or indirect ownership interest in such Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness and (ii) the Parent directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (A) to create Lien on such Property as security for Indebtedness of the Parent or such Subsidiary, as applicable and (B) to sell, transfer or otherwise dispose of such Property; and (d) such Property is free of all structural defects, title defects, environmental conditions (except in the case of an Environmentally Impacted Property) or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property.

         "Unencumbered Pool Certificate" means a report, certified by the chief financial officer of the Borrower in the manner provided for in Exhibit K, setting forth the calculations required to establish the Borrowing Base as of a specified date, all in form and detail satisfactory to the Agent.

         "Unencumbered Pool Properties" means those Eligible Properties that, pursuant to the terms of this Agreement, are to be included when calculating the Maximum Loan Availability.

         "Unencumbered Pool Value" means, at any time, the following amount as determined for an Unencumbered Pool Property: if such Unencumbered Pool Property is (a) a Stabilized Retail Operating Property, (i) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times
(ii) 4 and divided by (iii) 8.50%; (b) a Pre-Stabilized Retail Operating Property, (i) from the date such Unencumbered Pool Property is first included as Unencumbered Pool Property pursuant to Section 4.1. through the last day of the twelfth full calendar month thereafter, the book value of such Unencumbered Pool Property, and (ii) from and after that time: (A) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times
(B) 4 and divided by (C) 8.50%; and (c) a Qualified Development Property, the book value of Construction in Process for such Unencumbered Pool Property. Notwithstanding the foregoing, (x) if an Unencumbered Pool Property shall cease to qualify as an Eligible Property, then the Unencumbered Pool Value of such Property shall be $0 and (y) if upon the sale or settlement of the ownership of an Unencumbered Pool Property, the Borrower or any Subsidiary would be obligated to pay to the Person from whom the Borrower or such Subsidiary acquired such Unencumbered Pool Property (including the assignee of a purchase and sale agreement with respect to such land) an amount determined by reference to the sale price of such Unencumbered Pool Property, then the Unencumbered Pool Value of such Unencumbered Pool Property shall be equal to the lower of (I) the book value of such Unencumbered Pool Property or (II) the value of such Unencumbered Pool Property determined in accordance with this definition without regard to this clause (y).

         "Unsecured Indebtedness" means, with respect to a Person, all Indebtedness of such Person that is not Secured Indebtedness.

         "Unsecured Interest Expense" means, with respect to a Person and for a given period, all Interest Expense for such period attributable the Unsecured Indebtedness of such Person.

         "Unsecured Liabilities" means, as to any Person as of a given date, (a) all liabilities which would, in conformity with GAAP (except for intangible liabilities as listed on such Person's consolidated balance sheet in accordance with Statements of Financial Accounting Standards No. 141), be properly classified as a liability on the consolidated balance sheet of such Person as at such date plus (b) all Indebtedness of such Person (to the extent not included in the preceding clause (a)) minus (c) all Secured Indebtedness of such Person. When determining the Unsecured Liabilities of the Parent and its Subsidiaries:
(i) the following (to the extent not in excess of $10,000,000 in the aggregate) shall be excluded: (A) any amounts related to contributions by the Borrower paid in the Borrower's capital stock to the 401(k) plan maintained by the Borrower and (B) contributions paid by the Borrower to the Borrower's Long-term Omnibus Plan; (ii) accounts payable and accrued dividends payable shall be included only to the extent the aggregate amount thereof exceeds the aggregate amount of unrestricted cash then reportable on a consolidated balance sheet of the Borrower; and (iii) accrued property taxes in respect of real property shall be included only to the extent the aggregate amount thereof exceeds the aggregate amount of cash held by the Borrower and its Subsidiaries in escrow for the payment of such taxes at such time.

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency

         "Wells Fargo" means Wells Fargo Bank, National Association, together with its successors and assigns.

         "Wholly Owned Subsidiary" means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person.

         SECTION 1.2.   General; References to Time.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with, and all financial statements required to be delivered under any Loan Document shall be prepared in accordance with, GAAP. With respect to any Property which has not been owned by a Loan Party for a full fiscal quarter, financial amounts with respect to such Property shall be adjusted appropriately to account for such lesser period of ownership unless specifically provided otherwise herein. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Unless otherwise indicated, all references to time are references to San Francisco, California time.

                           ARTICLE II. CREDIT FACILITY

         SECTION 2.1.   Revolving Loans.

         (a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement and the limitations set forth in Section 2.13., each Lender severally and not jointly agrees to make Revolving Loans during the period from and including the Effective Date to but excluding the Termination Date, to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender's Pro Rata Share of the Maximum Loan Availability (but in no event in excess of such Lender's Commitment). Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (except that any such borrowing of Revolving Loans may be in the aggregate amount of the unused Commitments, which Revolving Loans, if less than $1,000,000, must be Base Rate Loans). Within the foregoing limits and subject to the other terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

         (b) Requests for Revolving Loans. Not later than 9:00 a.m. San Francisco time at least two Business Days prior to a borrowing of Base Rate Loans and not later than 9:00 a.m. San Francisco time at least three Business Days prior to a borrowing of LIBOR Loans, the Borrower shall deliver to the Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the principal amount of the Revolving Loan to be borrowed, the date such Revolving Loan is to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loan, the Type of the requested Revolving Loan and if such Revolving Loan is to be a LIBOR Loan, the initial Interest Period for such Revolving Loan. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Agent provide the Borrower with the most recent LIBO Rate available to the Agent. The Agent shall provide such quoted rate to the Borrower and to the Lenders on the date of such request or as soon as possible thereafter.

         (c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under Section 2.1.(b), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed borrowing. Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. San Francisco time on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Agent shall make available to the Borrower at the Principal Office, not later than 12:00 noon San Francisco time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

         (d) Assumptions Regarding Funding by Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender that such Lender will not make available to the Agent a Revolving Loan to be made by such Lender, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent in accordance with this Section and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.

         (e) Reallocation of Existing Revolving Loans. Upon the Effective Date, all Revolving Loans (as defined under the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be deemed to be Revolving Loans outstanding hereunder being of the same Types, and in the case of LIBOR Loans, having the same Interest Periods. As of the Effective Date, such Revolving Loans shall be allocated among the Lenders in accordance with their respective Pro Rata Shares. Each Lender agrees to make such payments to the other Lenders and any Person who ceased to be a "Lender" under the Existing Credit Agreement upon the Effective Date in such amounts as are necessary to effect such allocation. All such payments shall be made to the Agent for the account of the Person to be paid. The Borrower shall pay any amounts payable to any Lenders under Section 5.4. as a result of such allocation.

         SECTION 2.2.   Bid Rate Loans.

         (a) Bid Rate Loans. In addition to borrowings of Revolving Loans, at any time during the period from the Effective Date to but excluding the Termination Date, and so long as the Borrower or the Parent, as the case may be, continues to maintain an Investment Grade Rating from both S&P and Moody's, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Requests for Bid Rate Loans. When the Borrower wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Agent notice (a "Bid Rate Quote Request") so as to be received no later than 9:00 a.m. San Francisco time on (x) the Business Day immediately preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction and (y) on the date four Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. The Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent. The Borrower may request offers to make Bid Rate Loans for up to 3 different Interest Periods in each Bid Rate Quote Request (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Quote Request shall be substantially in the form of Exhibit L and shall specify as to each Bid Rate Borrowing all of the following:

                (i) the proposed date of such borrowing, which shall be a Business Day;

                (ii) the aggregate amount of such Bid Rate Borrowing which shall be in a minimum amount of $15,000,000 and integral multiples of $1,000,000 in excess thereof which shall not cause any of the limits specified in Section 2.13. to be violated;

                (iii) whether the Bid Rate Quote Request is for LIBOR Margin Loans or Absolute Rate Loans; and

                (iv) the duration of the Interest Period applicable thereto, which shall not extend beyond the Termination Date.

         The Borrower shall not deliver any Bid Rate Quote Request within five Business Days of the giving of any other Bid Rate Quote Request.

         (c)    Bid Rate Quotes.

                (i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower's request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 7:30 a.m. San Francisco time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, and in either case the Agent shall disregard any Bid Rate Quote received after such time; provided that the Lender then acting as the Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 30 minutes prior to the latest time by which the Lenders must submit applicable Bid Rate Quotes. Subject to Articles VI. and X., any Bid Rate Quote so made shall be irrevocable. Such Bid Rate Loans may be funded by a Lender's Designated Lender (if any) as provided in
         Section 12.8.(d), however such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

                (ii) Each Bid Rate Quote shall be substantially in the form of Exhibit M and shall specify:

                        (A) the proposed date of borrowing and the Interest Period therefor;

                        (B) the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

                        (C) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) offered for each such Absolute Rate Loan (the "Absolute Rate");

                         (D) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBOR Margin") offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBO Rate;

                         (E)    the identity of the quoting Lender; and

                         (F) any Bid Rate Quote shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

                No Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the applicable Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

         (d) Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 8:30 a.m. San Francisco time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Lender.

         (e)    Acceptance by Borrower.

                (i) Not later than 9:30 a.m. San Francisco time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and
         (y) on the date three Business Days prior to the proposed date of borrowing, in the case of LIBOR Auction, the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.2.(d) which notice shall be in the form of Exhibit N. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

                        (A) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

                        (B) the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 2.2.(b)(ii) but shall not cause the limits specified in
                Section 2.13.
                to be violated;

                        (C) acceptance of offers may be made only in ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;

                        (D) any acceptance in part by the Borrower shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and

                        (E) the Borrower may not accept any offer that fails to comply with Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement.

                (ii) If offers are made by two or more Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

         (f) Obligation to Make Bid Rate Loans. The Agent shall promptly (and in any event not later than (x) 10:00 a.m. San Francisco time on the proposed date of borrowing of Absolute Rate Loans and (y) on the date three Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Lender that submitted a Bid Rate Quote as to whose Bid Rate Quote has been accepted and the amount and rate thereof. A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.8. Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 11:00 a.m. San Francisco time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at its Principal Office in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 12:00 noon on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

         (g) No Effect on Commitment. Except for the purpose and to the extent expressly stated in Section 2.9., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

         SECTION 2.3.   Swingline Loans.

         (a) Swingline Loans. Subject to the terms and conditions hereof, including, without limitation Section 2.13., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $50,000,000, as such amount may be reduced from time to time in accordance with the terms hereof. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

         (b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing delivered to the Swingline Lender no later than 9:00 a.m. San Francisco time on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing. Not later than 11:00 a.m. San Francisco time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

         (c) Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.8. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

         (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. San Francisco time on the day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

         (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within 7 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations contained in the second sentence of
Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 9:00 a.m. San Francisco time at least one Business Day prior to the proposed date of such borrowing. Each Lender will make available to the Agent at the Principal Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender. The Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 10.1.(g) or 10.1.(h), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Lender's obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1.(g) or 10.1.(h)) or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of an event of condition which has had or could have a Materially Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in

Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

         SECTION 2.4.   Number of Interest Periods.

         Anything herein to the contrary notwithstanding, there may be no more than 8 different Interest Periods with respect to the LIBOR Loans and Bid Rate Loans on a collective basis outstanding at the same time.

         SECTION 2.5.   Continuation.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower's giving of a Notice of Continuation not later than 9:00 a.m. on the third Business Day prior to the date of any such Continuation by the Borrower to the Agent. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.6. In the case of the Continuation of only a portion of a LIBOR Loan, such portion shall be in the aggregate amount for all of the Lenders of $1,000,000 or integral multiples of $100,000 in excess of that amount.

         SECTION 2.6.   Conversion.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert the entire amount of all or a portion of a Revolving Loan of one Type into a Revolving Loan of another Type; provided, however, any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Each such Notice of Conversion shall be given not later than 9:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Revolving Loan to be Converted, (c) the portion of such Type of Revolving Loan to be Converted, (d) the Type of Revolving Loan such Revolving Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Revolving Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given. Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an aggregate amount for the Revolving Loans of all the Lenders of not less than $1,000,000 or integral multiples of $100,000 in excess of that amount.

         SECTION 2.7.   Interest Rate.

         (a) All Loans. The unpaid principal of each Base Rate Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the Base Rate in effect from day to day plus the Applicable Margin. The unpaid principal of each LIBOR Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the LIBO Rate for such Loan for the Interest Period therefor plus the Applicable Margin. The unpaid principal of each Absolute Rate Loan shall bear interest at the Absolute Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2. The unpaid principal of each LIBOR Margin Loan shall bear interest at the LIBO Rate for such Loan for the Interest Period therefor plus the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.2.

         (b) Default Rate. All past-due principal of, and to the extent permitted by Applicable Law, interest on, the Loans and all Reimbursement Obligations shall bear interest until paid at the Base Rate from time to time in effect plus four percent (4%).

         SECTION 2.8.  Repayment of Loans.

         (a) Payment of Interest. All accrued and unpaid interest on the unpaid principal amount of each Loan shall be payable (i) in the case of a Base Rate Loan or a LIBOR Loan, monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) in the case of a Bid Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than a month, monthly in arrears on the first day of each month, commencing with the first full calendar month following the first day of such Interest Period, and (iii) for all Loans,
(A) on the Termination Date and (B) on any date on which the principal balance of such Loan is due and payable in full.

         (b) Payment of Principal of Revolving Loans. The Borrower shall repay the aggregate outstanding principal balance of all Revolving Loans in full on the Termination Date.

         (c) Bid Rate Loans. The Borrower shall repay the entire outstanding principal amount of each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

         (d) Optional Prepayments. The Borrower may, upon at least one Business Day's prior notice to the Agent, prepay any Revolving Loan in whole at any time, or from time to time in part in an amount equal to $500,000 or integral multiples of $100,000 in excess of that amount, by paying the principal amount to be prepaid. If the Borrower shall prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts, if any, due under Section 5.4. Bid Rate Loans may not be prepaid at the option of the Borrower.

         (e)    Mandatory Prepayments.

                (i) If at any time the aggregate outstanding principal balance of Loans and the aggregate amount of Letter of Credit Liabilities exceeds the Maximum Loan Availability, then the Borrower shall, within 15 days of obtaining actual knowledge of the occurrence of such excess, deliver to the Agent and each Lender a written plan acceptable to the Lenders to eliminate such excess, whether by the designation of additional Properties as Unencumbered Pool Properties, by repaying an appropriate amount of Loans, or otherwise. If such excess is not eliminated within 45 days of the Borrower obtaining actual knowledge of the occurrence thereof, then the entire outstanding principal balance of all Loans, together with all accrued interest thereon, and an amount equal to all Letter of Credit Liabilities for deposit into the Collateral Account, shall be immediately due and payable in full.

                (ii) If at any time the aggregate principal amount of all outstanding Bid Rate Loans exceeds one-half of the aggregate amount of all Commitments at such time, then the Borrower shall immediately pay to the Agent for the accounts of the applicable Lenders the amount of such excess. Such payment shall be applied as provided in Section 3.3.(f).

         (f) General Provisions as to Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Agent at the Principal Office, not later than 11:00 a.m. San Francisco time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender (i) on the date of receipt by the Agent if received not later than 11:00 a.m. San Francisco time on the due date of such payment or (ii) not later than the Business Day immediately following the date of receipt by the Agent if received after 11:00 a.m. San Francisco time on the due date of such payment. Such payments by the Agent shall be paid to a Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Agent fails to pay such amounts to such Lender within the time period provided in the immediately preceding clause (i) or (ii), as applicable, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

         SECTION 2.9.   Voluntary Reductions of the Commitments.

         The Borrower may terminate or reduce the amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all outstanding Bid Rate Loans and Swingline Loans and the aggregate amount of all Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than five Business Days prior notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $5,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Agent ("Prepayment Notice"). Promptly after receipt of a Prepayment Notice the Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed Commitment termination or reduction. The Commitments, once reduced pursuant to this Section, may not be increased. The Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Commitments to the Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 5.4. of this Agreement. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the Swingline Commitment and the L/C Commitment Amount.

         SECTION 2.10.  Extension of Termination Date.

         The Borrower may request that the Agent and the Lenders extend the current Termination Date by one year by executing and delivering to the Agent at least 90 days but not more than 120 days prior to the current Termination Date, a written request for such extension (an "Extension Request"). The Agent shall forward to each Lender a copy of any such request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year: (a) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (b) the Borrower shall have paid the Fees payable under Section 3.1.(b). The Termination Date may be extended only one time pursuant to this Section.

         SECTION 2.11.  Notes.

         The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The Bid Rate Loans made by any Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Bid Rate Note payable to the order of such Lender. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

         SECTION 2.12.  Option to Replace Lenders.

         If any Lender, other than the Agent in its capacity as such, shall:

         (a) have notified Agent of a determination under Section 5.1.(a) or become subject to the provisions of Section 5.3.; or

         (b) make any demand for payment or reimbursement pursuant to Section 5.1.(c) or Section 5.4.;

then, provided that (x) there does not then exist any Default or Event of Default and (y) the circumstances resulting in such demand for payment or reimbursement under Section 5.1.(c) or Section 5.4. or the applicability of
Section 5.1.(a) or Section 5.3. are not applicable to the Requisite Lenders generally, the Borrower may either (x) demand that such Lender, and upon such demand such Lender shall promptly, assign its respective Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.8.(c) for a purchase price equal to the aggregate principal balance of Loans then outstanding and owing to such Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Lender, any such assignment to be completed within 30 days after the making by such Lender of such determination or demand for payment or (y) within 30 days after the making by such Lender of such determination or demand for payment, pay to Agent, for deposit into the Collateral Account, an amount equal to such Lender's Pro Rata Share of all outstanding Letter of Credit Liabilities and pay to such Lender the aggregate principal balance of Loans then outstanding and owing to such Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Lender, whereupon such Lender's Commitment shall terminate, and such Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. None of the Agent, such Lender, or any other Lender shall be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Assignee.

         SECTION 2.13.  Amount Limitations.

         Notwithstanding any other term of this Agreement or any other Loan Document, (a) no Lender shall be required to make any Loan, and the Agent shall not be required to issue any Letter of Credit if, immediately after the making of such Loan or issuance of such Letter of Credit the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed either (i) the aggregate amount of the Commitments or (ii) the Maximum Loan Availability and (b) the aggregate principal amount of all outstanding Bid Rate Loans shall not exceed one-half of the aggregate amount of all Commitments at such time.

         SECTION 2.14.  Increase in Commitments.

         The Borrower shall have the right to request increases in the aggregate amount of the Commitments within twenty four months following the Agreement Date by providing written notice to the Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Commitments shall not exceed

$650,000,000. Each such increase in the Commitments must be an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof. The Agent shall promptly notify each Lender of any such request. No Lender shall be obligated in any way whatsoever to increase its Commitment. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Pro Rata Share (determined with respect to the Lenders' relative Commitments and after giving effect to the increase of Commitments) of any outstanding Loans, by making available to the Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under
Section 5.4. as a result of the prepayment of any such Loans. No increase of the Commitments may be effected under this Section if either (x) a Default or Event of Default shall be in existence on the effective date of such increase or would occur after giving effect to such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party is not (or would not be) true or correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender's Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of Commitments.

         SECTION 2.15. Letters of Credit.

         (a) Letters of Credit. Subject to the terms and conditions of this Agreement including, without limitation, Section 2.13., the Agent, on behalf of Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the Termination Date one or more letters of credit (each a "Letter of Credit") in such form and containing such terms as may be requested from time to time by the Borrower and acceptable to the Agent, up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $25,000,000 as such amount may be reduced from time to time in accordance with the terms hereof (the "L/C Commitment Amount"). The parties agree that the letters of credit listed on Schedule 2.15.(a) shall be deemed to be Letters of Credit issued hereunder.

         (b) Terms of Letters of Credit. At the time of issuance, the amount, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond March 25, 2008; provided, however, the expiration date of a Letter of Credit may not extend beyond March 25, 2007 if at the time of the issuance of such Letter of Credit the Borrower would not have the right to extend the Termination Date under the terms of Section 2.10., (ii) any Letter of Credit have an initial duration in excess of one year or (iii) a Letter of Credit be issued within 30 days of the Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $25,000.

         (c) Requests for Issuance of Letters of Credit. In connection with the proposed issuance of a Letter of Credit, the Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit, (i) the proposed initial Stated Amount, (ii) the beneficiary, (iii) whether such Letter of Credit is a commercial or standby letter of credit and
(iv) the proposed expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, standby letter of credit agreements, applications for amendment to letter of credit, and other forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and the Borrower has executed and delivered to the Agent the agreements, applications and other forms as required by the immediately preceding sentence of this subsection, and subject to the terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article VI., the Agent agrees to issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which the Agent received the items required to be delivered to it under this subsection. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (ii) each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of the Letter of Credit Document shall control.

         (d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under each Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of the immediately following subsection (f) such Lender's Pro Rata Share of such payment.

         (e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the

Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each Lender prompt notice thereof and of the amount of the demand for payment, specifying such Lender's Pro Rata Share of the amount of the related demand for payment and the provisions of subsection (g) of this Section shall apply.

         (f) Lenders' Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability of the Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender's Pro Rata Share of the Agent's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection
(g), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Pro Rata Share in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than fees owing only to the Agent).

         (g) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender's Pro Rata Share of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsections (d) and (e); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender's Pro Rata Share of such drawing. Each Lender's obligation to make such payments to the Agent under this subsection, and the Agent's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(g) or (h) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

         (h) Agent's Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligation. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for
(i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement or any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations.

         (i) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefore be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.1.

         (j) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the Agent shall deliver to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Lender from time to time, the Agent shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under the immediately preceding subsection (g).

         (k) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of
(i) such Lender's Pro Rata Share and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

         (l) Termination of Agreement Prior to Expiration of Letters of Credit; Letter of Credit Liabilities in Excess of L/C Commitment Amount. If on the date (the "Facility Termination Date") this Agreement is terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) any Letters of Credit are outstanding, the Borrower shall, on the Facility Termination Date, pay to the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit, together with the amount of any fees which would otherwise be payable by the Borrower to the Agent or the Lenders in respect of such Letters of Credit but for the occurrence of the Facility Termination Date for deposit into the Collateral Account. If at any time the aggregate Stated Amount of all outstanding Letters of Credit shall exceed the L/C Commitment Amount then in effect, the Borrower shall pay on demand to the Agent for deposit into the Collateral Account an amount equal to such excess. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Agent to disburse the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing. If no drawing occurs on or prior to the expiration date of any such Letter of Credit, the Agent shall return to the Borrower the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date 30 Business Days after the expiration date with respect to such Letter of Credit.

         (m) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under Section 5.1. (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay immediately to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

                      ARTICLE III. GENERAL LOAN PROVISIONS

         SECTION 3.1.   Fees.

         (a) Facility Fee. During the period commencing on the Agreement Date to but excluding the Termination Date, the Borrower agrees to pay the Agent for the account of the Lenders a facility fee equal to the daily aggregate amount of the Commitments (whether or not utilized) times a rate per annum equal to the Applicable Facility Fee. Such fee shall accrue through the last day of each calendar quarter and shall be payable in arrears on the fifth day following the end of such calendar quarter. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

         (b) Extension Fee. If, pursuant to Section 2.10., the Borrower exercises its right to extend the Termination Date, the Borrower agrees to pay to the Agent for the account of each Lender an extension fee equal to one fifth of one percent (0.20%) of the amount of such Lender's Commitment at such time. Such fee shall be paid to the Agent prior to, and as a condition to, such extension.

         (c) Bid Rate Loan Fees. The Borrower agrees to pay to the Agent such fees for services rendered by the Agent in connection with the Bid Rate Loans as shall be separately agreed upon between the Borrower and the Agent.

         (d) Agent's Fees. The Borrower agrees to pay to the Agent such fees for services rendered by the Agent as shall be separately agreed upon between the Borrower and the Agent.

         (e) Letter of Credit Fees. The Borrower agrees to pay to the Agent for account of each Lender and the Agent a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans multiplied by the Stated Amount of each Letter of Credit, on the date of issuance of such Letter of Credit and on each annual anniversary of the date of issuance thereof until such Letter of Credit has expired. The fee provided for in the immediately preceding sentence shall be nonrefundable. The Agent shall be entitled to deduct from such Letter of Credit fees, and retain for its own account, an amount equal to one-eighth of one percent (0.125%) of the Stated Amount of each Letter of Credit. The Borrower shall also directly pay to the Agent all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

         SECTION 3.2.   Computation of Interest and Fees.

         Unless set forth to the contrary herein, accrued interest on the Loans and the Letter of Credit Liabilities and all fees due hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day of a period).

         SECTION 3.3.   Pro Rata Treatment.

         Except to the extent otherwise provided herein: (a) each borrowing from Lenders under Section 2.1.(a) shall be made from the Lenders, each payment of the fees under Sections 3.1.(a) and (b) and the first sentence of Section 3.1.(e) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.9. or otherwise pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the unpaid principal amounts of interest on such Loans then due and payable to the respective Lenders; (d) the Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans and the then current Interest Period for each Lender's portion of each Revolving Loan of such Type shall be coterminous; (e) each prepayment of principal of Bid Rate Loans by the Borrower pursuant to
Section 2.8.(f) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loans then owing to each such Lender; (f) the Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be in accordance with their respective Pro Rata Shares; and (g) the Lenders' participation in, and payment obligations in respect of, Letters of Credit under Section 2.15., shall be pro rata in accordance with their respective Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.3.(e)).

         SECTION 3.4.   Sharing of Payments, Etc.

         If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.3. or Section 10.3., such Lender shall promptly either
(i) remit such amounts received to the Agent for distribution to the Lenders in accordance with Section 3.3. or Section 10.3. or (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.3. or Section 10.3., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with the respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         SECTION 3.5.   Defaulting Lenders.

         If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of 5 Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such

Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held by the Agent and paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

         SECTION 3.6.   Usury.

         In no event shall the amount of interest due or payable on the Loans exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

         SECTION 3.7.   Agreement Regarding Interest and Charges.

         THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SECTION 2.7.(A) AND WITH RESPECT TO SWINGLINE LOANS, IN SECTION 2.3.(C). THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY LENDERS AND THE AGENT ON THE BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL AGENCY FEES, COMMITMENT FEES, FACILITY FEES, UNUSED FACILITY FEES, EXTENSION FEES, UNDERWRITING FEES, LETTER OF CREDIT FEES, DEFAULT CHARGES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY THE AGENT OR ANY LENDER TO THIRD PARTIES OR FOR DAMAGES INCURRED BY THE AGENT OR ANY LENDER, ARE CHARGES MADE TO COMPENSATE THE AGENT OR ANY SUCH LENDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE AGENT AND LENDERS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY PURSUANT TO OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 7-4-2 OR 7-4-18. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

         SECTION 3.8.   Statements of Account.

         The Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed final, binding and conclusive on the Borrower absent demonstrable error. The failure of the Agent or any Lender to maintain or deliver such a statement of accounts shall not relieve or discharge the Borrower from its obligations hereunder.

         SECTION 3.9.   Reliance.

         Neither the Agent nor any Lender shall incur any liability to the Borrower for acting upon any telephonic notice permitted under this Agreement which the Agent or such Lender believes reasonably and in good faith to have been given by an individual authorized to deliver a Notice of Borrowing, Notice of Conversion, Notice of Continuation, Extension Request or a request for issuance of a Letter of Credit on behalf of the Borrower.

         SECTION 3.10.  Taxes.

         (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

                (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

                (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

         (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         (c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code. Each such Lender or Participant shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant fails to deliver the above forms or other documentation, then the Agent may withhold from such payment to such Lender such amounts as are required by the Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

         (d) Refunds. If the Agent or any Lender shall become aware that it is entitled to a refund in respect of Taxes for which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a written request by the Borrower, apply for such refund at the Borrower's sole cost and expense. So long as no Event of Default shall have occurred and be continuing, if the Agent or any Lender shall receive a refund in respect of any such Taxes as to which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of such refund and shall, within 30 days of receipt, pay such refund (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund and not previously reimbursed) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Agent and without interest (other than the interest, if any, included in such refund).

                    ARTICLE IV. UNENCUMBERED POOL PROPERTIES

         SECTION 4.1.   Inclusion of Unencumbered Pool Properties.

         (a) Existing Unencumbered Pool Properties. Subject to compliance with the terms and conditions of Section 6.1. and subject to any limitations set forth on Schedule 4.1., as of the Effective Date the parties hereto acknowledge and agree that the Properties listed on Schedule 4.1. are Unencumbered Pool Properties. Schedule 4.1 designates as to each such Unencumbered Pool Property, the owner of such Property and whether such Unencumbered Pool Property is a Qualified Development Property, Stabilized Retail Operating Property, Pre-Stabilized Retail Operating Property and/or an Environmentally Impacted Property.

         (b) Additional Unencumbered Pool Properties. If the Borrower desires that an additional Eligible Property be included as an Unencumbered Pool Property after the Effective Date, the Borrower shall deliver to the Agent an Unencumbered Pool Certificate setting forth the information required to be contained therein and assuming that such Eligible Property is included as an Unencumbered Pool Property. The Borrower shall not submit an Unencumbered Pool Certificate under this Section more than once per calendar month or during any calendar month in which an Unencumbered Pool Certificate was delivered pursuant to Section 8.1.(d). Subject to the terms and conditions of this Agreement, upon the Agent's receipt of such certificate, such Eligible Property shall be included as an Unencumbered Pool Property. If such Eligible Property is owned (or is being acquired) by a Subsidiary of the Borrower that is not yet a party to the Guaranty and such Subsidiary has incurred, acquired or suffered to exist any Indebtedness other than Nonrecourse Indebtedness, such Eligible Property shall not become an Unencumbered Pool Property unless and until an Accession Agreement executed by such Subsidiary, all other items required to be delivered under Section 8.22. and such other items as the Agent may reasonably request have all been executed and delivered to the Agent.

         SECTION 4.2.   Termination of Designation as Unencumbered Pool
                        Property.

         Any Property previously included as an Unencumbered Pool Property but which is not included in an Unencumbered Pool Certificate subsequently submitted pursuant to this Agreement shall no longer be included as an Unencumbered Pool Property (effective as of the date of receipt by the Agent of such Unencumbered Pool Certificate) so long as no Default or Event of Default shall have occurred and be continuing or would exist immediately after such Property is no longer included as an Unencumbered Pool Property.

         SECTION 4.3.   Additional Requirements of Unencumbered Pool Properties.

         The ratio (expressed as a percentage) of (a) the net rentable square footage of all Unencumbered Pool Properties which are Stabilized Retail Operating Properties actually occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing to
(b) the aggregate net rentable square footage of all Unencumbered Pool Properties which are Stabilized Retail Operating Properties shall at all times equal or exceed 90%.

                        ARTICLE V. YIELD PROTECTION, ETC.

         SECTION 5.1.   Additional Costs; Capital Adequacy.

         (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitment (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

         (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

         (c) Notification and Determination of Additional Costs. Each of the Agent and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent and each Lender, as the case may be, agrees to furnish to the

Borrower (and in the case of a Lender to the Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

         SECTION 5.2.   Suspension of LIBOR Loans.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period:

                  (a) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBO Rate; or

                  (b) the Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period; or

                  (c) any Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan reasonably determines (which determination shall be conclusive) that LIBO Rate will not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Margin Loan;

         then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, (i) in the case of clause (a) or (b) above, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan and (ii) in the case of clause (c) above, no Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan shall be under any obligation to make such Loan.

         SECTION 5.3.   Illegality.

         Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Agent) and such Lender's obligation to make or Continue, or to Convert Revolving Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

         SECTION 5.4.   Compensation.

         The Borrower shall pay to the Agent for account of a Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient to compensate such Lender for any loss, cost or expense that such Lender reasonably determines is attributable to:

                  (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan or Bid Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

         Not in limitation of the foregoing, such compensation shall include, without limitation; (i) in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if the LIBO Rate were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate the LIBO Rate quoted on such date and (ii) in the case of a Bid Rate Loan, the sum of such losses and expenses as the Lender or Designated Lender who made such Bid Rate Loan may reasonably incur by reason of such prepayment, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties. Upon Borrower's request (made through the Agent), any Lender seeking compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

         SECTION 5.5.   Treatment of Affected Loans.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 5.1.(b) or Section 5.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(b) or Section 5.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1. or Section 5.3. that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

         (b) all Revolving Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

         If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         SECTION 5.6.   Change of Lending Office.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

                             ARTICLE VI. CONDITIONS

         SECTION 6.1.   Effectiveness.

         The obligations of the Lenders to make any Revolving Loans, of the Swingline Lender to make any Swingline Loans, and of the Agent to issue Letters of Credit, to or for the account of the Borrower in accordance with the terms hereof, are subject to the condition precedent that the Borrower deliver to the Agent each of the following, each of which shall be in form and substance satisfactory to the Agent:

         (a) counterparts of this Agreement executed by each of the parties hereto;

         (b) Revolving Notes and Bid Rate Notes executed by the Borrower, payable to the order of each Lender in accordance with Section 2.11 or any Designated Lender, if applicable, and the Swingline Note executed by the Borrower;

         (c) the Guaranty executed by the Parent and any other Person that would be required under Section 8.22.(a) to become a party to the Guaranty as of the Effective Date;

         (d) an opinion of Foley & Lardner, counsel to the Borrower, the Parent and the other Guarantors, and addressed to the Agent and the Lenders in substantially the form of Exhibit O;

         (e) an opinion of Alston & Bird LLP, counsel to the Agent, and addressed to the Agent and the Lenders in substantially the form of Exhibit P;

         (f)    an Unencumbered Pool Certificate dated the Agreement Date;

         (g) the certificate of limited partnership of the Borrower certified as of a recent date by the Secretary of State of the State of Delaware;

         (h) a Certificate of Good Standing issued as of a recent date by the Secretary of State of the State of Delaware and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified;

         (i) a certificate of incumbency signed by the Secretary or Assistant Secretary of the general partner of the Borrower with respect to each of the officers of the general partner of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party;

         (j) certified copies (certified by the Secretary or Assistant Secretary of the general partner of the Borrower) of the partnership agreement of the Borrower and of all necessary action taken by the Borrower (and any of the partners of the Borrower) to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (k) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Guarantor certified as of a recent date by the respective Secretary of State of the State of formation of such Person;

         (l) a Certificate of Good Standing or certificate of similar meaning with respect to each Guarantor issued as of a recent date by the respective Secretary of State of the State of formation of each such Person, as the case may be, and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;

         (m) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Person, authorized to execute and deliver the Loan Documents to which such Person is a party;

         (n) copies certified by the Secretary or Assistant Secretary of each Guarantor (or other individual performing similar functions) of (i) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (o) all loan closing fees and any other fees then due and payable to the Agent and the Lenders in connection with this Agreement; and

         (p) such other documents, instruments and agreements as the Agent or any Lender may reasonably request.

         SECTION 6.2.   Conditions to All Loans and Letters of Credit.

         The obligation of the Lenders to make any Revolving Loans, and of the Swingline Lender to make any Swingline Loans, and of the Agent to issue Letters of Credit is subject to the condition precedent that the following conditions be satisfied in the judgment of the Agent:

         (a) in the case of a Revolving Loan, timely receipt by the Agent of a Notice of Borrowing, or in the case of a Swingline Loan, timely receipt by the Swingline Lender of a Notice of Swingline Borrowing;

         (b) the proposed use of proceeds of such Loan or Letter of Credit, as the case may be, set forth in the Notice of Borrowing or Notice of Swingline Borrowing, as the case may be, is consistent with the provisions of Section 8.13.;

         (c) immediately before and after the making of such Loan or the issuance of such Letter of Credit, no Default (including without limitation, the existence of the condition described in Section 2.8.(f)) or Event of Default shall have occurred and be continuing; and

         (d) the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents shall be true in all material respects on and as of the date of such Loan or issuance of such Letter of Credit, as applicable, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of each Notice of Borrowing and each Notice of Swingline Borrowing and the making of each Loan and the issuance of each Letter of Credit shall constitute a certification by the Borrower to the Agent and the Lenders that the statements in the immediately preceding clauses (b) through (d) are true.

                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and the Lenders as follows:

         SECTION 7.1.   Existence and Power.

         Each of the Loan Parties and their respective Subsidiaries is a corporation, partnership or other legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified and is in good standing, authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.2.   Ownership Structure.

         Part I of Schedule 7.2. is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Parent (including all Subsidiaries of the Borrower), setting forth for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding ownership interests in such Subsidiary, (c) the nature of the ownership interests held by each such Person and (d) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in such Schedule (i) each of the Parent and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 7.2. correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all ownership interests in such Person held directly or indirectly by the Parent.

         SECTION 7.3. Authorization of Agreement, Notes, Loan Documents and Borrowings.

         Each Loan Party has the right and power, and has taken all necessary action to authorize it, to borrow hereunder (in the case of the Borrower) and to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby, as the case may be. This Agreement, the Notes and each of the other Loan Documents to which any Loan Party is a party have been duly executed and delivered by such Loan Party and each is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

         SECTION 7.4. Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc.

         The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowing of Loans hereunder do not and will not, by the passage of time, the giving of notice or otherwise (a) require any Governmental Approval or violate any Applicable Law relating to any Loan Party the failure to possess or to comply with which would have a Materially Adverse Effect; (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent documents of any Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound and the violation of which would have a Materially Adverse Effect; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Permitted Liens.

         SECTION 7.5.  Compliance with Law; Governmental Approvals.

         Each of the Loan Parties is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which (if the Borrower has actual knowledge of such Applicable Law or Governmental Approval) adequate reserves have been established on the books of such Loan Party.

         SECTION 7.6.   Existing Indebtedness.

         Other than the Indebtedness hereunder and as set forth on Schedule 7.6., neither the Borrower, any Guarantor, any of the Parent's or the Borrower's other Subsidiaries or any Non-Guarantor Entity has any Indebtedness as of the Agreement Date. The Borrower, each Guarantor, each of the other Subsidiaries of the Parent or of the Borrower and each Non-Guarantor Entity have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness.

         SECTION 7.7.   Unencumbered Pool Properties.

         Each of the Unencumbered Pool Properties qualifies as an Eligible Property. Each of the Stabilized Retail Operating Properties, Qualified Development Properties and Pre-Stabilized Retail Operating Properties satisfies all of the requirements of a Stabilized Retail Operating Property, Qualified Development Property and Pre-Stabilized Retail Operating Property, respectively.

         SECTION 7.8.   Margin Stock.

         Neither the Borrower, any Guarantor or any other Subsidiary of the Parent is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations U and X, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any such "margin stock."

         SECTION 7.9.   Transactions with Affiliates.

         Except as set forth on Schedule 7.9., none of the Borrower, any Guarantor or any other Subsidiary of the Parent is a party to any transaction with any Affiliate which is in violation of Section 8.18.

         SECTION 7.10.  Absence of Defaults.

         None of the Borrower, any Guarantor or any other Subsidiary of the Parent is in default under its articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent document, and no event has occurred, which has not been remedied, cured or waived (a) which constitutes a Default or an Event of Default; or (b) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute, a default or event of default any such Person under any judgment, decree or order to which any such Person is a party or by which it or any of its properties may be bound.

         SECTION 7.11.  Financial Information.

         The Borrower and the Parent have furnished to each Lender copies of their respective (i) audited consolidated balance sheets dated December 31, 2001 and December 31, 2002, and the related consolidated related statements of operations, stockholders' equity and cash flows for the periods then ended and
(ii) the unaudited consolidated balance sheet for the fiscal quarter ending September 30, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows of the Parent and its consolidated Subsidiaries for the three fiscal quarter period ending on such date (the "Financial Statements"). The chief financial officer of the Parent has certified that the Financial Statements have been prepared in accordance with GAAP, are complete and correct and present fairly the financial position of the Borrower and the Parent as of their respective dates. Each of the operating statements pertaining to each of the Unencumbered Pool Properties delivered by the Borrower to the Agent was prepared in accordance with GAAP and fairly presents the Net Operating Income of such Unencumbered Pool Property for the period then ended. Each of the financial projections delivered, or required to be delivered, by the Borrower to the Agent or any Lender, whether prior to, on or after the date hereof (a) has been, or will be, as applicable, prepared for each Unencumbered Pool Property in light of the past business and performance of such Unencumbered Pool Property and (b) represents or will represent, as of the date thereof, the reasonable good faith estimates of the Borrower's financial performance. None of the Borrower, the Parent or any of its Consolidated Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Since September 30, 2003, there has been no material adverse change in the financial condition, operations, business or prospects of the Parent or any of its Subsidiaries. Each of the Parent, the Borrower, the other Guarantors and the other Subsidiaries is Solvent.

         SECTION 7.12.  Litigation.

         Except as set forth on Schedule 7.12., there are no actions, suits or proceedings pending against, or to the knowledge of the Parent threatened against or affecting, the Borrower, any Guarantor or of any other Subsidiary of the Parent before any court or arbitrator or any governmental body, agency or official (a) which could reasonably be expected to have a Materially Adverse Effect or (b) which in any manner draws into question the validity or enforceability of any Loan Document.

         SECTION 7.13.  ERISA.

         (a) Existing Plans. Except for Plans as set forth on Schedule 7.13., neither the Borrower nor any Guarantor maintains, nor has the Borrower or any Guarantor at any time maintained, any Plan subject to the provisions of ERISA. Neither the Borrower nor any Guarantor is, nor has at any time been, a member of any ERISA Group with any Person that has at any time maintained any such Plan.

         (b) ERISA and Internal Revenue Code Compliance and Liability. Each of the Borrower and the Guarantors is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans except where failure to comply would not result in a Materially Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Internal Revenue Code. No material liability has been incurred by the Borrower or any Guarantor which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan.

         (c) Funding. No Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code) been incurred (without regard to any waiver granted under Section 412 of the Internal Revenue Code), nor has any funding waiver from the IRS been received or requested with respect to any Plan, nor has the Borrower or any Guarantor failed to make any contributions or to pay any amounts due and owing as required by
Section 412 of the Internal Revenue Code, Section 302 of ERISA or the terms of any Plan prior to the due dates of such contributions under Section 412 of the Internal Revenue Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Plan.

         (d) Prohibited Transactions and Payments. Neither the Borrower nor any Guarantor has: (1) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no prepayments which are due and unpaid; (3) failed to make a required contribution or payment to a Multiemployer Plan; or
(4) failed to make a required installment or other required payment under
Section 412 of the Internal Revenue Code.

         (e) No ERISA Termination Event. No Termination Event has occurred or is reasonably expected to occur.

         (f) ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower, (2) Plan or (3) Multiemployer Plan.

         SECTION 7.14.  Environmental Matters.

         Each of the Borrower, the Guarantors and the other Subsidiaries of the Parent has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance in all material respects with all terms and conditions of such Governmental Approvals and all such Environmental Laws which the failure to obtain or to comply with could reasonably be expected to have a Materially Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Materially Adverse Effect, (i) the Parent is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, the Guarantors or any of the other Subsidiaries of the Parent, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent's knowledge, threatened, against the Borrower, any Guarantor or any other Subsidiary of the Parent relating in any way to Environmental Laws.

         SECTION 7.15.  Taxes.

         All federal, state and other tax returns of the Borrower, the Guarantors and the other Subsidiaries of the Parent required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Guarantor or any other Subsidiary of the Parent and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.3. None of the United States income tax returns of the Borrower, any Guarantor or any other Subsidiary of the Parent are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. All charges, accruals and reserves on the books of the Borrower, each Guarantor or each other Subsidiary of the Parent in respect of any taxes or other governmental charges are in accordance with GAAP.

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         SECTION 7.16.  Investment Company; Public Utility Holding Company.

         None of the Borrower, any Guarantor or any other Subsidiary of the Parent is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

         SECTION 7.17.  Full Disclosure.

         All written information furnished by or on behalf of the Borrower, any Guarantor or any other Subsidiary of the Parent to the Agent and the Lenders for purposes of or in connection with this Agreement and the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of the Borrower, any Guarantor or any other Subsidiary of the Parent to the Agent or any of the Lenders will be true and accurate in all material respects on the date as of which such information is stated or certified and does not, and will not, fail to state any material facts necessary to make the statements contained therein not misleading. The Parent has disclosed to the Agent in writing any and all facts known to the Parent which materially and adversely affect or may affect (to the extent the Parent can now reasonably foresee), the business, operations or financial condition of the Borrower, each Guarantor and each of the other Subsidiaries or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party.

         SECTION 7.18.  Not Plan Assets.

         None of the assets of the Borrower or any Guarantor constitute, nor will constitute, plan assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts thereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

         SECTION 7.19.  Business.

         The Parent and its Subsidiaries and the Borrower and its Subsidiaries are engaged in the business of owning, managing and developing community and neighborhood shopping centers and other activities incidental thereto.

         SECTION 7.20. Title to Properties; Necessary Agreements, Licenses, Permits; Adverse Contracts.

         Each of the Borrower, the Guarantors and the other Subsidiaries of the Parent (i) has good and marketable title to, or a valid leasehold interest in, its assets and properties except as disclosed in the consolidated financial statements of the Parent delivered to the Agent and the Lenders, (ii) is in compliance with all real and personal property leases where the failure to so be in compliance would have a Materially Adverse Effect, (iii) possess all necessary and appropriate agreements, contracts, franchise arrangements, patents, trademarks, licenses, permits and other intellectual property rights free from burdensome or undue restriction and (iv) has not infringed upon or otherwise violated any trademark, patent, license or other intellectual property agreement where such infringement would have a Materially Adverse Effect. None of such Persons has assumed liability under or is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business or, either individually or in the aggregate, has a Materially Adverse Effect or could reasonably be expected to have a Materially Adverse Effect.

         SECTION 7.21.  Non-Guarantor Entities; Regency Texas.

         Schedule 7.21. is as of the date hereof a complete and correct list of all Non-Guarantor Entities, setting forth for each such Person, the correct legal name of such Person, the type of legal entity which each such Person is, and all equity interests in such Person held directly or indirectly by the Parent. No Non-Guarantor Entity satisfies any condition contained in clause (i) of Section 8.22.(a). As of the Agreement Date, Regency Texas does not satisfy any condition contained in clause (iii) of such Section.

         SECTION 7.22.  Tax Shelter Regulations.

         None of the Borrower, any other Loan Party nor any other Subsidiary of the Parent intends to treat the Loans or the transactions contemplated by this Agreement and the other Loan Documents as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). If the Borrower, any other Loan Party or any other Subsidiary of the Parent determines to take any action inconsistent with such intention, the Borrower will promptly notify the Agent thereof. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records, including the identity of the applicable Loan Parties, all as required by such Treasury Regulation.

                             ARTICLE VIII. COVENANTS

         SECTION 8.1.   Information.

         The Borrower and the Parent, as applicable, will deliver to the Agent:

         (a) as soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 100 days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, for such fiscal year (the "Annual Financial Statements"), setting forth in comparative form the figures as of the end of and for the previous fiscal year. The chief financial officer of the Parent shall certify that the Annual Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, as the case may be, as of the date thereof. The audit of the Annual Financial Statements shall be performed by independent certified public accountants of recognized national standing acceptable to the Agent;

         (b) as soon as available and in any event within 5 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, for such period (the "Quarterly Financial Statements"), setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year. The chief financial officer of the Parent shall certify that the Quarterly Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of the Parent and its Consolidated Subsidiaries, and of the Borrower and its Consolidated Subsidiaries, as the case may be, as of the date thereof;

         (c) simultaneously with the delivery of each set of financial statements of the Parent referred to in the immediately preceding clauses (a) and (b), a certificate of the chief financial officer of the Parent substantially in the form of Exhibit Q (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Sections 8.11., 8.21., 8.23. and Article IX. on the date of such financial statements, (ii) setting forth a schedule of all current Contingent Obligations of the Parent, the Borrower, all Subsidiaries of the Parent or the Borrower and all Unconsolidated Affiliates and (iii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Parent and the Borrower are taking or proposes to take with respect thereto;

         (d) as soon as available and in any event within 50 days after the end of each fiscal quarter of the Borrower, an Unencumbered Pool Certificate setting forth the information to be contained therein as of the last day of such fiscal quarter;

         (e) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (a) and (b), a report of "funding capacity" of the Parent, certified by the chief financial officer of the Parent, projecting the sources and uses of cash, including the costs to complete developments in process, under contract and approved by the Parent's capital allocation committee, and loans maturing during the next 12 months, and any other significant capital commitments;

         (f) as soon as available and in any event within 50 days after the end of the fourth fiscal quarter of the Borrower, the annual plan of the Parent and its Consolidated Subsidiaries which plan shall at least include capital and operating expense budgets, projections of sources and applications of funds, a projected balance sheet, profit and loss projections of the Parent and its Consolidated Subsidiaries for each quarter of the next succeeding fiscal year and a update copy of Schedule 7.6., all itemized in reasonable detail and shall also set forth the pro forma calculations required (including any assumptions, where appropriate) to establish whether or not the Parent, and when appropriate its Consolidated Subsidiaries, will be in compliance with the covenants contained in Sections 8.11., 8.21., 8.23. and Article IX. at the end of each fiscal quarter of the next succeeding fiscal year;

         (g) promptly upon receipt thereof, copies of all reports submitted to the Borrower or the Parent or the Board of Directors of the Parent or the Borrower by its independent public accountants, including without limitation, any management report;

         (h) within five days after any executive officer of the Borrower or the Parent obtains knowledge of any Default or Event of Default, a certificate of the president or chief financial officer of the Borrower or Parent, as applicable, setting forth the details thereof and the action which the Borrower or Parent is taking or proposes to take with respect thereto;

         (i) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, offering memoranda and proxy statements so mailed;

         (j) within 10 days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent or the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

         (k) promptly upon obtaining knowledge thereof, a description in reasonable detail of any action, suit or proceeding commenced or threatened against the Borrower, any Guarantor, any other Subsidiary of the Parent or any Unencumbered Pool Property which is reasonably likely to have a Materially Adverse Effect;

         (l) promptly upon the occurrence thereof, written notice of any material change in the senior management of the Borrower or the Parent;

         (m) promptly upon the occurrence thereof, a copy of any amendment to the articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent document of the Parent, the Borrower or any Guarantor;

         (n) upon request by the Agent, all financial information maintained on the Parent, the Borrower or any Guarantor and the individual real estate projects owned by the Parent, the Borrower or any Guarantor, including, but not limited to, property cash flow reports, property budgets, operating statements, leasing status reports (both actual occupancy and leased occupancy), contingent liability summary, note receivable summary, summary of cash and cash equivalents and overhead and capital improvement budgets;

         (o) written notice not later than public disclosure of any material Investments, material acquisitions, dispositions, disposals, divestitures or similar transactions involving

Property, the raising of additional equity or the incurring or repayment of material Indebtedness, by or with the Parent, the Borrower or any Guarantor or any other Subsidiary of the Parent;

         (p) promptly upon the request of the Agent, evidence of the Borrower's calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Agent and the Requisite Lenders; and

         (q) from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any Guarantor or any other Subsidiary of the Parent as the Agent or any Lender may reasonably request.

         SECTION 8.2.   ERISA Reporting.

         The Borrower shall deliver to the Agent as soon as possible, and in any event within 10 Business Days after the Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by the chief financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

         (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Internal Revenue Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code); and any request for a waiver under Section 412(d) of the Internal Revenue Code for any Plan;

         (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

         (c) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (d) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

         (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

         (f)    the adoption of an amendment to any Plan that, pursuant to
Section 401 (a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

         SECTION 8.3.   Payment of Obligations.

         The Borrower and the Parent will pay and discharge, and will cause each Guarantor and each other Subsidiary of the Parent to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect, and will maintain, and will cause each Guarantor and each other Subsidiary of the Parent to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         SECTION 8.4.   Preservation of Existence and Similar Matters.

         Except as otherwise permitted under Section 8.13., the Borrower and the Parent shall preserve and maintain, and cause each Guarantor and each other Subsidiary of the Parent to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified would have a Materially Adverse Effect.

         SECTION 8.5.   Maintenance of Property.

         The Borrower and the Parent shall, and shall cause each other Guarantor and each other Subsidiary of the Parent to, (a) protect and preserve all of its material properties, including without limitation, all Unencumbered Pool Properties, and maintain in good repair, working order and condition all tangible properties, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties.

         SECTION 8.6.   Conduct of Business.

         The Borrower and the Parent shall at all times carry on, and cause each other Guarantor and each other Subsidiary of the Parent at all times to carry on, its respective businesses in the same fields as engaged in on the Agreement Date and not enter, and not permit any other Guarantor or any other Subsidiary of the Parent to enter, into any line of business not otherwise engaged in by such Person as of the Agreement Date.

         SECTION 8.7.   Insurance.

         The Borrower and the Parent shall maintain, and cause each other Guarantor and each other Subsidiary of the Borrower to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. Such insurance shall, in any event, include fire and extended coverage, public liability, property damage, workers' compensation and flood insurance (if required under Applicable Law). The Borrower and the Parent shall from time to time deliver to the Agent or any Lender upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.8.   Environmental Laws.

         The Borrower and the Parent shall comply, and cause all other Guarantors and all other Subsidiaries of the Parent to comply, in all material respects, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Materially Adverse Effect. If the Parent, the Borrower, any other Guarantor or any other such Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any such Person alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the events or matters that are the subject of such notices, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect, the Parent shall promptly provide the Agent with a copy of such notice and in any event within 10 days after the receipt thereof by any such Person. The Borrower and the Parent shall, and shall cause each other Guarantor and each other Subsidiary of the Parent to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

         SECTION 8.9.   Compliance with Laws.

         The Borrower and the Parent will comply, and cause each other Guarantor and each other Subsidiary of the Parent to comply, with all Applicable Laws, except where the failure to so comply would not have a Materially Adverse Effect.

         SECTION 8.10.  Inspection of Property, Books and Records.

         The Borrower and the Parent will keep, and will cause each other Guarantor and each other Subsidiary of the Parent to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each other Guarantor and each other Subsidiary of the

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Parent to permit, representatives of the Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Parent's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice so long as no Event of Default shall have occurred and be continuing.

         SECTION 8.11.  Indebtedness; Total Liabilities.

         The Borrower and the Parent will not, and will not permit any other Guarantor or any other Subsidiary of the Parent to, incur, assume or suffer to exist any Indebtedness other than:

         (a)    Indebtedness under this Agreement;

         (b)    Indebtedness set forth in Schedule 7.6.;

         (c)    Indebtedness represented by declared but unpaid dividends; and

         (d) other Indebtedness so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the incurrence of such Indebtedness would not cause the occurrence of a Default or Event of Default, including without limitation, a Default or Event of Default resulting from a violation of Section 9.2. or 9.3.

         SECTION 8.12.  Consolidations, Mergers and Sales of Assets.

         The Borrower and the Parent shall not, and shall not permit any other Loan Party or other Subsidiary to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; provided, however, that:

         (a) any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower or the Parent) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any such Loan Party may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrower shall have given the Agent and the Lenders at least 10 Business Days' prior written notice of such merger; (ii) if the surviving entity is a Subsidiary and is required under Section 8.22. to become a Guarantor, within 5 Business Days of consummation of such merger (x) the survivor entity (if not already a Guarantor) shall have executed and delivered to the Agent an Accession Agreement, the other items required to be delivered under such Section, copies of all documents entered into by such Loan Party or the surviving entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, copies of any filings with the Securities and Exchange Commission in connection with such merger; and

(y) such Loan Party and the surviving entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Agent may reasonably request;

         (b) the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

         (c) a Person may merge with and into the Parent or the Borrower so long as (i) the Parent or the Borrower, as the case may be, is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, (iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days' prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower) and (iv) the Borrower shall have delivered to the Agent such data, certificates, reports, statements, opinions of counsel, documents or further information as the Agent or any Lender may reasonably request; and

         (d) the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may sell, transfer or dispose of assets among themselves.

         SECTION 8.13.  Use of Proceeds and Letters of Credit.

         The Borrower will only use the proceeds of the Loans for pre-development costs, development costs, acquisitions, capital expenditures, working capital and general corporate purposes, equity investments, repayment of Indebtedness or scheduled amortization payments on Indebtedness, financing loans to Subsidiaries, Unconsolidated Affiliates and other Affiliates of the Borrower for development activities, and for no other purposes. The Borrower may not use any proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations U and X. The Borrower may use the Letters of Credit only for the same purposes for which it may use the proceeds of Loans.

         SECTION 8.14.  Acquisitions.

         The Borrower and the Parent shall not, and shall not permit any Subsidiary of the Parent to, make any Acquisition in which the consideration paid (whether by way of payment of cash, issuance of capital stock, assumption of Indebtedness, or otherwise) by the Borrower, the Parent, or such Subsidiary, as applicable, equals or exceeds 35% of the sum of (a) total consolidated assets of the Parent plus (b) consolidated accumulated depreciation of the Parent unless (i) no Default or Event of Default shall have occurred and be continuing,
(ii) the Parent shall have given the Agent and the Lenders at least 5 days prior written notice of such Acquisition and (iii) the Parent shall have delivered to the Agent and the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the Borrower's and Parent's continued compliance with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Article IX., after giving effect to such Acquisition.

         SECTION 8.15.  Exchange Listing.

         The Parent shall cause its common stock to be listed for trading on either the New York Stock Exchange or the American Stock Exchange.

         SECTION 8.16.  REIT Status.

         Parent will at all times maintain its status as a REIT.

         SECTION 8.17.  Negative Pledge; Restriction on Distribution Rights.

         The Borrower and Parent shall not, and shall not permit any other Guarantor or any other Subsidiary of the Parent to, (a) create, assume, incur or permit or suffer to exist any Lien upon any of the Unencumbered Pool Properties or any direct or indirect ownership interest of the Borrower in any Guarantor owning any Unencumbered Pool Property, other than Permitted Liens; or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interest owned by the Parent, the Borrower or any other Subsidiary of the Parent or the Borrower; (ii) pay any Indebtedness owed to any such Person; (iii) make loans or advances to any such Person; or (iv) transfer any of its property or assets to any such Person.

         SECTION 8.18.  Agreements with Affiliates.

         The Borrower and the Parent shall not, and shall not permit any other Guarantor or any other Subsidiary of the Parent to, enter into any transaction requiring such Person to pay any amounts to or otherwise transfer property to, or pay any management or other fees to, any Affiliate other than on terms and conditions substantially as favorable to such Person as would be obtainable at the time in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 8.19.  ERISA Exemptions.

         The Borrower and the Parent shall not, and shall not permit any other Guarantor or any other Subsidiary of the Parent to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any Non-ERISA Plan.

         SECTION 8.20.  Compliance with and Amendment of Charter or Bylaws.

         The Borrower and the Parent will, and will cause each other Guarantor to (a) comply with the terms of its articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent document and (b) not amend, supplement, restate or otherwise modify its articles of incorporation, by-laws, operating agreement, partnership agreement or other organizational or constituent document without the prior written consent of the Requisite Lenders if such amendment, supplement, restatement or other modification could reasonably be expected to have a Materially Adverse Effect.


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         SECTION 8.21.  Distributions.

         If no Event of Default shall have occurred and be continuing, none of the Parent, the Borrower or any other Subsidiary of the Borrower (other than Wholly Owned Subsidiaries) shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments other than:

         (a) (i) distributions to its shareholders, partners or members, as applicable, and (ii) payments made by the Parent or the Borrower to purchase (A) outstanding shares of the common stock of the Parent (other than payments described in clause (b) below) or (B) outstanding units of preferred partnership interests of the Borrower, which distributions and payments in the aggregate shall not exceed 95% of Funds From Operations as of the end of each fiscal quarter for the four fiscal quarter period then ending; provided, however, that any payments made pursuant to clause (ii) above shall not exceed 10% of Funds From Operations for such four quarter period;

         (b) other payments made by the Parent or the Borrower to purchase outstanding shares of the Preferred Stock or common stock of the Parent up to an amount equal to the aggregate net proceeds received by the Parent or the Borrower in connection any issuance by the Parent or the Borrower of Preferred Stock or common stock (or its equivalent) (which payments may be made with proceeds of Loans to the extent net proceeds of such Preferred Stock or common stock issuance were used to make an optional prepayment of outstanding Loans); provided, however, that any such payments made pursuant to this clause (b) must be made within twelve months after the date of issuance of such Preferred Stock or common stock; and

         (c) distributions of capital gains resulting from certain asset sales to the extent necessary to maintain compliance with Section 8.16.

If an Event of Default under Section 10.1.(a) shall have occurred and be continuing as a result of the Borrower's failure to pay any principal of or interest on any of the Obligations, none of the Parent, the Borrower or any other Subsidiary (other than Wholly Owned Subsidiaries) shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments. If any other Event of Default shall have occurred and be continuing, none of such Persons shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments except that the Parent may make distributions to its shareholders in the minimum amount necessary to maintain compliance with Section 8.16.

         SECTION 8.22.  New Guarantors; Release.

         (a) Generally. The Parent shall cause any Subsidiary and any Unconsolidated Affiliate that is not already a Guarantor and to which any of the following conditions apply (each a "New Guarantor") to execute and deliver to the Agent an Accession Agreement, together with the other items required to be delivered under the subsection (c) below:

                  (i) such Person Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of (1) the Parent; (2) the Borrower;
         (3) any other Subsidiary of the Parent or the Borrower; or (4) any Non-Guarantor Entity (except in the case of an Unconsolidated Affiliate Guaranteeing, or otherwise becoming obligated in respect of, any Indebtedness of another Unconsolidated Affiliate);

                  (ii) such Person owns an Unencumbered Pool Property and has incurred, acquired or suffered to exist any Indebtedness other than Nonrecourse Indebtedness; or

                  (iii) in the case of Regency Texas, it shall (1) own assets (other than equity interests in the Borrower) having an aggregate book value in excess of $5,000,000 or (2) be obligated in respect of any Total Liabilities in excess of $25,000 in the aggregate.

         Any such Accession Agreement and the other items required under subsection (c) below must be delivered to the Agent no later than 10 days following the date on which any of the above conditions first applies to a Subsidiary.

         (b) Other Guarantors. The Parent may, at its option, cause any other Person that is not already a Guarantor to become a New Guarantor by executing and delivering to the Agent an Accession Agreement, together with the other items required to be delivered under the subsection (c) below.

         (c) Required Deliveries. Each Accession Agreement delivered by a New Guarantor under the immediately preceding subsections (a) or (b) shall be accompanied by all of the following items, each in form and substance satisfactory to the Agent:

                  (i) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such New Guarantor certified as of a recent date by the Secretary of State of the State of formation of such New Guarantor;

                  (ii) a Certificate of Good Standing or certificate of similar meaning with respect to such New Guarantor issued as of a recent date by the Secretary of State of the State of formation of such New Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such New Guarantor is required to be so qualified;

                  (iii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such New Guarantor with respect to each of the officers of such New Guarantor authorized to execute and deliver the Loan Documents to which such New Guarantor is a party;

                  (iv) copies certified by the Secretary or Assistant Secretary of such New Guarantor (or other individual performing similar functions) of (1) the by-laws of such New Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and
         (2) all corporate, partnership,
         member or other necessary action taken by such New Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                  (v) an opinion of counsel to the Borrower and such New Guarantor, addressed to the Agent and Lenders, and regarding, among other things, the authority of such New Guarantor to execute, deliver and perform the Guaranty, and such other matters as the Agent or its counsel may request; and

                  (vi) such other documents and instruments as the Agent may reasonably request.

         (d) Release of Guarantor. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not the Parent;
(ii) such Guarantor owns no Unencumbered Pool Property, nor any direct or indirect equity interest in any Subsidiary that does own an Unencumbered Pool Property; (iii) such Guarantor is not otherwise required to be a party to the Guaranty under this Section; and (iv) no Default or Event of Default shall then be in existence or would occur as a result of such release.

         SECTION 8.23.  Asset Value of Non-Guarantor Entities.

         At no time shall the aggregate Asset Value of the Non-Guarantor Entities obligated in respect of any Indebtedness other than Nonrecourse Indebtedness exceed 10% of the Gross Asset Value of the Parent and its Consolidated Subsidiaries.

         SECTION 8.24.  Hedging Agreements.

         The Borrower and the Parent shall not, and shall not permit any Subsidiary of the Parent to, create, incur or suffer to exist any obligations in respect of Hedging Agreements other than (a) Hedging Agreements existing on the date hereof and described in Schedule 8.24.; (b) interest rate cap agreements and (c) interest rate Hedging Agreements (excluding interest rate cap agreements) entered into from time to time after the date hereof with counterparties that are nationally recognized, investment grade financial institutions in an aggregate notional amount not to exceed the aggregate amount of the Commitments at any time outstanding; provided that, no Hedging Agreement otherwise permitted hereunder may be speculative in nature.

                         Article IX. Financial Covenants

         SECTION 9.1.   Minimum Net Worth.

         The Parent shall not at any time permit its Net Worth determined on a consolidated basis to be less than an amount equal to the greater of (a)(i) 90% of the tangible Net Worth of the Parent determined on a consolidated basis as of September 30, 2003 plus (ii) 90% of the sum of (x) the amount of proceeds (net of transaction costs) received by the Parent from the sale or issuance of shares, options, warrants or other equity securities of any class or character of the Parent after September 30, 2003 which affect the Net Worth of the Parent plus (y) any positive change in the Parent's Net Worth occurring upon the issuance of any shares of the Parent in exchange for the limited partnership units held by the limited partners of the Borrower minus (iii) the aggregate amount paid by the Parent to purchase or redeem any equity securities of the Parent (to the extent such payments are permitted by Section 8.21.) or (b) $1,000,000,000.

         SECTION 9.2.   Ratio of Total Liabilities to Gross Asset Value.

         The Parent shall not at any time permit the ratio of Total Liabilities of the Parent and its Consolidated Subsidiaries to Gross Asset Value of the Parent and its Consolidated Subsidiaries to exceed 0.55 to 1.00 at any time.

         SECTION 9.3.   Ratio of Secured Indebtedness to Gross Asset Value.

         The Parent shall not at any time permit the ratio of Secured Indebtedness of the Parent and its Consolidated Subsidiaries to Gross Asset Value of the Parent and its Consolidated Subsidiaries to exceed 0.35 to 1.00 at any time.

         SECTION 9.4.   Ratio of EBITDA to Interest Expense.

         The Parent shall not permit the ratio of EBITDA of the Parent and its Consolidated Subsidiaries for the four fiscal-quarter period most recently ended to Interest Expense of the Parent and its Consolidated Subsidiaries for such four-quarter period to be less than 2.0 to 1.0 at the end of each fiscal quarter.

         SECTION 9.5. Ratio of EBITDA to Debt Service, Preferred Stock Distributions and Reserve for Replacements.

         The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Consolidated Subsidiaries for the four fiscal-quarter period most recently ended to (ii) the sum of each of the following for such four-quarter period (A) Debt Service of the Parent and its Consolidated Subsidiaries plus (B) any distributions by the Parent or any Subsidiary to the holders of Preferred Stock issued by the Parent or any such Subsidiary (excluding any such distributions made to the Parent or any Subsidiary) plus (C) Reserve for Replacements for all of the Properties of the Parent and its Consolidated Subsidiaries to be less than 1.65 to 1.00 at the end of each fiscal quarter.

         SECTION 9.6.   Unsecured Interest Expense Coverage.

         The Parent shall not permit the ratio of Unencumbered NOI to Interest Expense on Unsecured Indebtedness of the Parent and its Consolidated Subsidiaries for any fiscal quarter to be less than 1.75 to 1.00 for such fiscal quarter.

         SECTION 9.7.   Permitted Investments.

         (a) The Parent and the Borrower shall not, and shall not permit any Guarantor or any other Subsidiary of the Parent to, make an Investment in or otherwise own, the following items which would cause the aggregate value of such holdings of such Persons to exceed the following percentages of the Parent's Gross Asset Value:

                  (i) unimproved real estate, such that the aggregate book value of all such unimproved real estate exceeds 10% of the Parent's Gross Asset Value;

                  (ii) Common stock, preferred stock, other capital stock, beneficial interest in trust, membership interest in limited liability companies and other equity interests in Persons (other than Consolidated Subsidiaries and Unconsolidated Affiliates), such that the aggregate value of such interests calculated on the basis of the lower of cost or market, exceeds 5% of the Parent's Gross Asset Value;

                  (iii) Mortgages in favor of the Parent, the Borrower or other Subsidiary of the Parent, such that the aggregate book value of Indebtedness secured by such Mortgages exceeds 5% of the Parent's Gross Asset Value;

                  (iv) Investments in Consolidated Subsidiaries that are not Wholly Owned Subsidiaries and in Unconsolidated Affiliates, such that the sum of (x) the Capitalized EBITDA of such Consolidated Subsidiaries plus (y) the aggregate value of such Investments in Unconsolidated Affiliates, exceeds 25% of the Parent's Gross Asset Value. For purposes of this clause (iv), the "value" of any such Investment in an Unconsolidated Affiliate shall equal (1) with respect to any of such Unconsolidated Affiliate's Properties under construction, the Parent's Ownership Share of the book value of Construction in Process for such Property as of the date of determination and (2) with respect to any of such Unconsolidated Affiliate's Properties which have been completed, the Parent's Ownership Share of Capitalized EBITDA of such Unconsolidated Affiliate attributable to such Properties; and

         In addition to the foregoing limitations, the aggregate value of the Investments subject to the limitations in the preceding clauses (i) through (iv) shall not exceed 30% of the Parent's Gross Asset Value.

         Additionally, the aggregate amount of the Construction Budgets for Development Properties in which the Parent either has a direct or indirect ownership interest shall not exceed 20% of the Parent's Gross Asset Value. If a Development Property is owned by an Unconsolidated Affiliate of the Parent, the Borrower, or any other Subsidiary, then the greater of (1) the product of (A) the Parent's, the Borrower's, or such Subsidiary's Ownership Share in such Unconsolidated Affiliate and (B) the amount of the Construction Budget for such Development Property or (2) the recourse obligations of the Parent, the Borrower or such Subsidiary relating to the Indebtedness of such Unconsolidated Affiliate, shall be used in calculating such investment limitation.

                               ARTICLE X. DEFAULTS

         SECTION 10.1.  Events of Default.

         If one or more of the following events shall have occurred and be continuing:

         (a) Default in Payment. The Borrower shall fail to pay (i) the principal amount of any Loan or any Reimbursement Obligation when due or (ii) any interest on any Loan or other

Obligation, or any fees or other Obligations, owing by it, solely in the case of this clause (ii), within 5 Business Days of the due date thereof;

         (b) Default in Performance. The Parent or Borrower shall fail to observe or perform any covenant or agreement contained in Section 8.11., Section
8.12. or Section 8.17. on its part to be performed;

         (c) Default in Performance-Cure. The Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding subsections (a) or (b)) for a period of 30 days after written notice thereof has been given to the Borrower or the Parent, as applicable, by the Agent;

         (d) Other Loan Documents. An Event of Default under and as defined in any Loan Document shall occur and be continuing or any Loan Party shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents to which it is a party and such failure shall continue beyond any applicable period of grace;

         (e) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Parent, the Borrower, any Guarantor or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Parent, the Borrower, any Guarantor or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (f)    Indebtedness Cross-Default.

                  (i) The Parent, the Borrower, any Guarantor, any other Loan Party or any other Subsidiary of the Parent shall fail to pay when due and payable the principal of, or interest (x) on any Indebtedness (other than the Loans or Nonrecourse Indebtedness) or any Contingent Obligations, which Indebtedness or Contingent Obligations have an aggregate outstanding principal amount of $10,000,000 or more or (y) on any Nonrecourse Indebtedness, which Indebtedness have an aggregate outstanding principal amount of $20,000,000 or more;

                  (ii) Any such Indebtedness or Contingent Obligations shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof;

                  (iii) Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition or any combination of the foregoing, would permit any holder or holders of such Indebtedness or Contingent Obligations, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or Contingent Obligations or require any such Indebtedness or Contingent Obligations to be prepaid prior to its stated maturity; or

                  (iv) there occurs under any Hedging Agreement in effect between any Loan Party and any Lender (or affiliate of a Lender) an Early Termination Date (as defined in such Hedging Agreement) resulting from (A) any event of default under such Hedging Agreement as to which any Loan Party is the Defaulting Party (as defined in such Hedging Agreement) or (B) any Termination Event (as so defined) under such Hedging Agreement as to which any Loan Party is an Affected Party (as so defined).

         (g) Voluntary Bankruptcy Proceeding. The Parent, the Borrower, any Guarantor, any other Loan Party or any other Affiliates shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

         (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent, the Borrower, any Guarantor, any other Loan Party or any other Affiliates, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

         (i)    Change of Control/Change in Management.

                  (x) (A) Any Person (or two or more Persons acting in concert) (other than the Stein Parties) shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, of the capital stock or securities of the Parent representing 20% or more of the aggregate voting power of all classes of capital stock and securities of the Parent entitled to vote for the election of directors or (B) during any twelve-month period (commencing both before and after the Agreement Date), individuals who at the beginning of such period were directors of the Parent shall cease for any reason (other than death or mental or physical disability) to constitute a majority of the board of directors of the Parent;

                  (y) the general partner of the Borrower shall cease to be the Parent; or

                  (z) any two of Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson shall cease for any reason (including death or disability) to occupy the positions of Chairman, President, Chief Executive Officer or Chief Financial Officer (or other more senior office) of the Parent, or shall otherwise cease to be principally involved in the senior management of the Parent on a full-time basis, and such individuals shall not have been replaced within 120 days following the date on which such condition first existed with other individuals reasonably acceptable to the Requisite Lenders (which must include the Lender then acting as Agent).

         (j) ERISA. The assets of the Parent, the Borrower, any Guarantor or any other Loan Party at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan;

         (k) Litigation. The Parent, the Borrower, any Guarantor or any other Loan Party shall disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

         (l) Judgment. A judgment or order for the payment of money (not adequately covered by insurance as to which the insurance company has acknowledged coverage in writing) shall be entered against the Parent, the Borrower, any Subsidiary of the Parent, or any other Loan Party by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against such Person, $5,000,000 in amount (or which could otherwise have a Materially Adverse Effect) and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

         (m) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower, any Subsidiary of the Parent, or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days.

         (n) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Property, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Parent, the Borrower, any Guarantor, any other Loan Party or any other Subsidiary of the Parent if any such event or circumstance could reasonably be expected to have a Materially Adverse Effect.

         (o) Guarantors. Any Guarantor shall fail to comply with any term, covenant, condition or agreement contained in the Guaranty, or any Guarantor shall disavow, revoke or terminate or attempt to do any of the foregoing with respect to the Guaranty.

         SECTION 10.2.  Remedies.

         Upon the occurrence of an Event of Default, and in every such event, the Agent shall, upon the direction of the Requisite Lenders, (i) by notice to the Borrower terminate the Commitments, which shall thereupon terminate, and
(ii) by notice to the Borrower declare the Loans and all other Obligations and an amount equal to the Stated Amount of all Letters of Credit then outstanding to be, and the Loans and all other Obligations and an amount equal to the Stated Amount of all Letters of Credit then outstanding for deposit into the Collateral Account shall thereupon become, immediately due and payable without presentment, demand, protest or notice of intention to accelerate, all of which are hereby waived by the Borrower. If the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (I) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans. Notwithstanding the foregoing, upon the occurrence of any of the Events of Default specified in Section 10.1.(g) or (h) above, without any notice to the Borrower or any other act by the Agent, the Commitments and the Swingline Commitment shall thereupon immediately and automatically terminate and the Loans and all other Obligations and an amount equal to the Stated Amount of all Letters of Credit then outstanding for deposit into the Collateral Account shall become immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of a Default under Section 10.1.(h) or Section 10.1.(i)(y), the right of the Borrower to request Revolving Loans and Swingline Loans shall be suspended.

         SECTION 10.3.  Allocation of Proceeds.

         If an Event of Default shall have occurred and be continuing and the maturity of the Notes has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied by the Agent in the following order and priority:

                  (a) amounts due to the Agent and the Lenders in respect of fees and expenses due under Section 12.3.;

                  (b)   payments of interest on Swingline Loans;

                  (c) payments of interest on all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (d)   payments of principal of Swingline Loans;

                  (e) payments of principal of all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (f) amounts to be deposited into the Collateral Account in respect of Letters of Credit;

                  (g) amounts due to the Agent and the Lenders pursuant to Sections 11.6. and 12.5.;

                  (h) payments of all other amounts due and owing by the Borrower under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

                  (i) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

         SECTION 10.4.  Rights Cumulative.

         The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         SECTION 10.5.  Rescission of Acceleration by Requisite Lenders.

         If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

         SECTION 10.6.  Collateral Account.

         (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Lenders as provided herein, a security interest in all of the Borrower's right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.

         (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such investments as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

         (c) If an Event of Default shall have occurred and be continuing, the Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities then due and payable.

         (d) When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Agent shall promptly deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

         (e) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

                              ARTICLE XI. THE AGENT

         SECTION 11.1.  Appointment and Authorization.

         Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms "Agent", "agent" and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent shall deliver to each Lender, promptly upon receipt thereof by the Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Agent pursuant to Section 8.1. The Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent to exercise such right or remedy. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

         SECTION 11.2.  Wells Fargo as Lender.

         Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders except as expressly stated otherwise herein. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the

Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

         SECTION 11.3.  Approvals of the Lenders.

         All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and
(d) shall include the Agent's recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a reasonable written explanation of the reasons behind such objection) within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

         SECTION 11.4.  Notice of Defaults.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default". Further, if the Agent receives such a "notice of default," the Agent shall give prompt notice thereof to the Lenders.

         SECTION 11.5.  Agent's Reliance, Etc.

         Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the

Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         SECTION 11.6.  Indemnification of the Agent.

         Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a "Lender") in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender severally agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Agent) actually incurred by the Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

         SECTION 11.7.  Lender Credit Decision, Etc.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, the Guarantors, the other Loan Parties and their affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, and based on the financial statements of the Borrower, the Guarantors, the other Loan Parties and their affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Guarantor, any other Loan Party or any other Affiliate which may come into possession of the Agent or any of its officers, directors, employees, the Agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

         SECTION 11.8.  Successor Agent.

                  The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents for gross negligence or wilfull misconduct by all Lenders (other than the Lender then acting as Agent) upon 30-day's prior notice. Upon any such resignation or removal, the Requisite Lenders (which, in the case of the removal of the Agent as provided in the immediately preceding sentence, shall be determined without regard to the Commitment of the Lender then acting as Agent) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Agent's giving of notice of resignation or the Lenders' removal of the current Agent, then the current Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.

         SECTION 11.9.  Titled Agents.

         Each of the Documentation Agents, the Syndication Agent, the Managing Agents and the Sole Lead Arranger (each a "Titled Agent") in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

                           ARTICLE XII. MISCELLANEOUS

         SECTION 12.1.  Notices.

         All notices, requests and other communications to any party under the Loan Documents shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party as follows:

         If to the Borrower:

                  Regency Centers Corporation
                  121 West Forsyth Street, Suite 200
                  Jacksonville, Florida  32202
                  Attention:  Chief Financial Officer
                  Telecopier:  (904) 634-3428
                  Telephone:  (904) 356-7000

         If to a Lender or the Agent:

                  To such Lender's or the Agent's Lending Office

or as to each party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) if given by any other means (including facsimile), when delivered at the applicable address provided for in this Section; provided that notices to the Agent under Article II., and any notice of a change of address for notices, shall not be effective until received. In addition to the Agent's Lending Office, the Borrower shall send copies of the information described in Section 8.1. to the following address of the Agent:

                  Wells Fargo Bank, National Association
                  Real Estate Group
                  Koll Center
                  2030 Main Street, Suite 800
                  Irvine, California  92714
                  Attention:  Ms. Rita Swayne

         SECTION 12.2.  No Waivers.

         No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.3.  Expenses.

         The Borrower agrees to pay on demand all present and future reasonable expenses of:

         (a) the Agent in connection with the negotiation, preparation, execution and delivery (including reasonable out-of-pocket costs and expenses incurred in connection with the assignment of Commitments pursuant to Section 12.8.) of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the reasonable fees and disbursements of: (i) Alston & Bird LLP, counsel for the Agent, and (ii) each local counsel retained by the Agent;

         (b) the Agent in connection with the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents or sales of participations in any Lender's Commitment, including the reasonable fees and disbursements of counsel to the Agent;

         (c) the Agent and each of the Lenders in connection with any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, including the reasonable fees and disbursements of counsel to the Agent actually incurred;

         (d) the Agent and each of the Lenders, after the occurrence of a Default or Event of Default, in connection with the collection or enforcement of the obligations of the Borrower under this Agreement, the Notes or any other Loan Document, including the reasonable fees and disbursements of counsel to the Agent or to any Lender actually incurred if such collection or enforcement is done by or through an attorney;

         (e) subject to any limitation contained in Section 12.5., the Agent and each of the Lenders in connection with prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to the Agent or any Lender actually incurred and of experts and other consultants retained by the Agent or any Lender in connection therewith;

         (f) the Agent and each of the Lenders, after the occurrence of a Default or Event of Default, in connection with the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents including the reasonable fees and disbursements of counsel to the Agent or any Lender actually incurred;

         (g) the Agent in connection with costs and expenses incurred by the Agent in gaining possession of, maintaining, appraising, selling, preparing for sale and advertising to sell any collateral security, whether or not a sale is consummated; and

         (h) the Agent and each of the Lenders, to the extent not already covered by any of the preceding subsections, in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(g) or (h), and the reasonable fees and disbursements of counsel to the Agent and any Lender actually incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any such proceeding, including without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Agent or such Lender and (iii) the negotiation and preparation of any plan of reorganization of the Borrower, whether proposed by the Borrower, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

         SECTION 12.4.  Stamp, Intangible and Recording Taxes.

         The Borrower agrees to pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

         SECTION 12.5.  Indemnification.

         The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, the agents and employees from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it results from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to: (i) this Agreement or the transactions contemplated thereby; (ii) the making of Loans or issuance of Letters of Credit; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or of Letters of Credit; or (iv) the Agent's or the Lenders' entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other similar action taken by the Borrower, the Agent or any of the Lenders in connection with the required compliance by the Borrower or any of the Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws or other material environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its other obligations set forth in this Agreement and the other Loan Documents.

         SECTION 12.6.  Setoff.

         Subject to Section 3.4. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by
Section 10.2., and although such obligations shall be contingent or unmatured.

         SECTION 12.7.  Amendments and Waivers.

         (a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

         (b) Certain Requisite Lender Consents. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by the Requisite Lenders (which must include the Lender then acting as Agent) or the Agent at the written direction of such Requisite Lenders, do any of the following:

                (i) amend Section 9.2. or 9.7. or waive any Default or Event of Default occurring under Section 10.1. resulting from a violation of either such Section; or

                (ii) modify the definitions of the terms "Borrowing Base", "Total Liabilities", "Gross Asset Value", "Unencumbered Pool Value", "Unencumbered NOI" or "Indebtedness" (or the definitions used in such definition or the percentages or rates used in the calculation thereof).

         (c) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of all of the Lenders), do any of the following:

                (i) increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under
         Section 12.8.) or subject the Lenders to any additional obligations except for any increases effected pursuant to Section 2.14.;

                (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

                (iii) reduce the amount of any Fees payable to the Lenders hereunder;

                (iv) postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date (except as otherwise contemplated in Section 2.15.(b)(i));

                (v) change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 12.8. or an increase of Commitments effected pursuant to Section 2.14.;);

                (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

                (vii) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

                (viii) release any Guarantor from its obligations under the Guaranty except as contemplated under Section 8.22.(d);

                (ix) waive a Default or Event of Default under Section 10.1.(a); or

                (x)     amend, or waive the Borrower's compliance with, Section
         2.13.

         (d) Amendment of Agent's Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         SECTION 12.8.  Successors and Assigns.

         (a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

         (b) Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender. Except as otherwise provided in Section 12.6., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender's Commitment, (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Assignments. Any Lender may with the prior written consent of the Agent and the Borrower (which consent in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Event of Default shall exist or (y) in the case of an assignment to another Lender or an affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; (iii) after giving effect to any such assignment by the Agent, the Agent in its capacity as a Lender shall retain a Commitment, or if the Commitments have been terminated, hold Notes having an aggregate outstanding principal balance, greater than or equal to the Commitment of each other Lender (other than any Lender whose Commitment has increased as a result of a merger or combination with another Lender); and (iv) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, the Parent or any of their respective affiliates or Subsidiaries.

         (d) Designated Lenders. Any Lender (each, a "Designating Lender") may at any time while the Borrower or the Parent, as the case may be, has been assigned an Investment Grade Rating from either S&P or Moody's designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection (d) and the provisions in the immediately preceding subsections (b) and (c) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon,
(i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under
Section 12.5. and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the Agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender:
(i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as Agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date. In connection with any such designation the Designating Lender shall pay to the Agent an administrative fee for processing such designation in the amount of $2,000.

         (e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No 10, as amended from time to time. No such pledge or assignment shall release the assigning Lender from its obligations hereunder.

         (f) Information to Assignee, Etc. A Lender may furnish any information concerning the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

         SECTION 12.9.  Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

         SECTION 12.10.  Litigation.

         (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF LENDERS OF ANY KIND OR NATURE RELATING IN ANY WAY TO THE LOAN DOCUMENTS.

         (b) EACH PARTY HERETO HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND THE PARENT EACH EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN

ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. further, the Borrower AND THE PARENT EACH irrevocably waives, to the fullest extent permitted by APPLICABLE law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

         SECTION 12.11. Confidentiality.

         Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents.

         SECTION 12.12.  Counterparts; Integration.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Loan Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 12.13.  Invalid Provisions.

         Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.

         SECTION 12.14.  No Novation.

         THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        REGENCY CENTERS, L.P.

                                        By: Regency Centers Corporation, its
                                            sole general partner


                                       By:    /s/ J. Christian Leavitt
                                          --------------------------------------
                                          Name:  J. Christian Leavitt
                                          Title: Senior Vice President and
                                                    Secretary


                                        REGENCY CENTERS CORPORATION


                                       By:    /s/ J. Christian Leavitt
                                          --------------------------------------
                                          Name:  J. Christian Leavitt
                                          Title: Senior Vice President and
                                                    Secretary











                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                    Agreement dated as of March 26, 2004 with
                             Regency Centers, L.P.]



                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          as the Agent, as the Swingline Lender
                                          and as a Lender


                                        By:   /s/ John S. Misiura
                                           -------------------------------------
                                             Name:  John S. Misiura
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        Wells Fargo Bank, National Association
                                        2859 Paces Ferry Road, Suite 1805
                                        Atlanta, Georgia  30339
                                        Attention:  Sam Wammock or Jack Misiura
                                        Telecopier:  (770) 435-2262
                                        Telephone:  (770) 435-3800

                                        Commitment Amount:
                                        -----------------

                                        $80,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By:  /s/ Cathy A. Casey
                                           -------------------------------------
                                             Name:   Cathy A. Casey
                                             Title:  Director

                                        Lending Office (all Types of Loans):
                                        --------------

                                        201 S. College Street, 16th Floor
                                        CPA NC-1183
                                        Charlotte, NC  28288
                                        Attention: Sharon Gibson
                                        Telecopier: (704) 715-0094
                                        Telephone: (704) 715-7608

                                        Commitment Amount:
                                        -----------------

                                        $60,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:  /s/ Wayne Robertson
                                           -------------------------------------
                                             Name:  Wayne Robertson
                                             Title: Senior Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        One PNC Plaza 19th Floor
                                        MS# P1-P0PP-19-2
                                        Pittsburgh, PA  15222
                                        Attention: Colleen Choff
                                        Telecopier: (412) 768-3930
                                        Telephone: (412) 762-6092

                                        Commitment Amount:
                                        -----------------

                                        $40,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        JPMORGAN CHASE BANK


                                        By:  /s/ Susan M. Tate
                                           -------------------------------------
                                             Name:  Susan M. Tate
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        1111 Fannin Street, 10th Floor
                                        Houston, TX  77002
                                        Attention: Angelynn Johnson
                                        Telecopier: (713) 750-2892
                                        Telephone: (713) 750-2351

                                        Commitment Amount:
                                        -----------------

                                        $40,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        SUNTRUST BANK


                                        By:  /s/ Nancy B. Richards
                                           -------------------------------------
                                             Name:  Nancy B. Richards
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        8245 Boone Boulevard
                                        8th Floor
                                        Vienna, VA  22182
                                        Attention: Nancy B. Richards
                                        Telecopier: (703) 902-9245
                                        Telephone: (703) 902-9039

                                        Commitment Amount:
                                        -----------------

                                        $40,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        COMMERZBANK AG, NEW YORK BRANCH,


                                        By:  /s/ E. Marcus Perry
                                           -------------------------------------
                                             Name:  E. Marcus Perry
                                             Title: Assistant Vice President


                                        By:  /s/ R. William Knickerbocker
                                           -------------------------------------
                                             Name:  R. William Knickerbocker
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        2 World Financial Center
                                        New York, NY  10281
                                        Attention: David Schwarz
                                        Telecopier: (212) 266-7565
                                        Telephone: (212) 266-7632

                                        Commitment Amount:
                                        -----------------

                                        $29,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        AMSOUTH BANK


                                        By:  /s/ Lee Surtees
                                           -------------------------------------
                                             Name:  Lee Surtees
                                             Title: Officer

                                        Lending Office (all Types of Loans):
                                        --------------

                                        1900 5th Avenue, N-BAC 15
                                        Birmingham, AL 35203
                                        Attention: Lee Surtees
                                        Telecopier: (205) 326-4075
                                        Telephone: (205) 801-0621

                                        Commitment Amount:
                                        -----------------

                                        $29,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        SOUTHTRUST BANK


                                        By:  /s/ Lisa S. Smith
                                           -------------------------------------
                                             Name:  Lisa S. Smith
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        6434 1st Avenue North
                                        Birmingham, AL 35212
                                        Attention: Natalie Horton-Johnson
                                        Telecopier: (205) 599-4350
                                        Telephone: (205) 599-5416

                                        Commitment Amount:
                                        -----------------

                                        $29,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        ING REAL ESTATE FINANCE (USA) LLC


                                        By:  /s/ David A. Mazujian
                                           ---------------------------------
                                             Name:  David A. Mazujian
                                             Title: Managing Director

                                        Lending Office (all Types of Loans):
                                        --------------

                                        1325 Avenue of the Americas
                                        New York, NY  10019
                                        Attention: Mark LaGreca
                                        Telecopier: (646) 424-8251
                                        Telephone: (646) 424-8234

                                        Commitment Amount:
                                        -----------------

                                        $29,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        U.S. BANK, NATIONAL ASSOCIATION


                                        By:  /s/ Bryan Jacobs
                                           -------------------------------------
                                             Name:  Bryan Jacobs
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        150 Fourth Avenue North
                                        CN-TN-PL02
                                        Nashville, TN  37219
                                        Attention: Bryan Jacobs
                                        Telecopier: (615) 251-9242
                                        Telephone: (615) 251-9250

                                        Commitment Amount:
                                        -----------------

                                        $20,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        SUMITOMO MITSUI BANKING CORPORATION


                                        By:  /s/ David A. Buck
                                           ---------------------------------
                                             Name:  David A. Buck
                                             Title: Senior Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        277 Park Avenue
                                        New York, NY  10172
                                        Attention: Maria Villaverde
                                        Telecopier: (212) 224-4391
                                        Telephone: (212) 224-4334

                                        Commitment Amount:
                                        -----------------

                                        $20,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        CHEVY CHASE BANK, F.S.B.


                                        By:  /s/ Frederick H. Denecke
                                           -------------------------------------
                                             Name:  Frederick H. Denecke
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        7501 Wisconsin Avenue
                                        12th Floor
                                        Real Estate Banking Group
                                        Bethesda, MD  20814-6519
                                        Attention: Frederick H. Denecke
                                        Telecopier: (240) 497-7714
                                        Telephone: (301) 497-7735

                                        Commitment Amount:
                                        -----------------

                                        $17,500,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        COMPASS BANK, an Alabama banking
                                        corporation


                                        By:  /s/ Johanna Duke Paley
                                           -------------------------------------
                                             Name:  Johanna Duke Paley
                                             Title: Senior Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        15 So. 20th Street, 15th Floor
                                        Birmingham, AL 35233
                                        Attention: Rosie Fletcher
                                        Telecopier: (205) 297-7994
                                        Telephone: (205) 297-3282

                                        Commitment Amount:
                                        -----------------

                                        $17,500,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        COMMERCEBANK, N. A.


                                        By:  /s/ Alan Hills
                                           -------------------------------------
                                             Name: Alan Hills
                                             Title:  Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        220 Alhambra Circle, 11th Floor
                                        Coral Gables, FL 33134
                                        Attention: Tammy Lobet / Marie Rosales
                                        Telecopier: (305) 460-8637
                                        Telephone: (305) 460-8722

                                        Commitment Amount:
                                        -----------------

                                        $11,000,000.00





                       [Signatures Continued on Next Page]

                            [Signature   Page to Amended and Restated Credit
                                         Agreement dated as of March 26, 2004
                                         with Regency Centers, L.P.]



                                        FIRST HORIZON BANK, a division of
                                        First Tennessee Bank, N.A.


                                        By:  /s/ J. Jordan O'Neill
                                           -------------------------------------
                                             Name:  J. Jordan O'Neill
                                             Title: Senior Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        1650 Tysons Blvd, #1150
                                        McLean, VA  22102
                                        Attention: Liz Mckissick
                                        Telecopier: (703) 734-1843
                                        Telephone: (703) 394-2533

                                        Commitment Amount:
                                        ----------------

                                        $11,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        ISRAEL DISCOUNT BANK OF NEW YORK


                                        By:  /s/ Marc G. Cooper
                                           -------------------------------------
                                             Name:  Marc G. Cooper
                                             Title:  First Vice President



                                        By:  /s/ Chet Davis
                                           -------------------------------------
                                             Name: Chet Davis
                                             Title:  Senior Vice President - 1


                                        Lending Office (all Types of Loans):
                                        --------------

                                        511 Fifth Avenue
                                        New York, NY  10017
                                        Attention: Laury M. Quiles
                                        Telecopier: (212) 551-8872
                                        Telephone: (212) 551-8596

                                        Commitment Amount:
                                        -----------------

                                        $9,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        CHANG HWA COMMERCIAL BANK, LTD.,
                                        NEW YORK BRANCH


                                        By:  /s/ Ming-Hsien Lin
                                           -------------------------------------
                                             Name:  Ming-Hsien Lin
                                             Title: SVP & General Manager

                                        Lending Office (all Types of Loans):
                                        --------------

                                        685 Third Avenue, 29th Floor
                                        New York, NY  10017
                                        Attention: Sarah Chow
                                        Telecopier: (212) 651-9785
                                        Telephone: (212) 651-9770 Ext 31

                                        Commitment Amount:
                                        -----------------

                                        $9,000,000.00





                       [Signatures Continued on Next Page]

                 [Signature Page to Amended and Restated Credit
                      Agreement dated as of March 26, 2004
                           with Regency Centers, L.P.]



                                        COMERICA BANK


                                        By:  /s/ Casey L. Ostrander
                                           -------------------------------------
                                             Name:  Casey L. Ostrander
                                             Title: Vice President

                                        Lending Office (all Types of Loans):
                                        --------------

                                        P.O. Box 75000 Detroit, MI
                                        48275-3256 Attention: Betsy Branson
                                        Telecopier: (313) 222-3697
                                        Telephone: (313) 222-5878

                                        Commitment Amount:
                                        -----------------

                                        $9,000,000.00

                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                 March 26, 2004

                                      among

                             REGENCY CENTERS, L.P.,
                                  as Borrower,

                          REgency CENTERS corpoRation,
                                   as Parent,

                The financial institutions party hereto and their
                      assignees under Section 12.8. hereof,
                                   as Lenders,
                                     each of
                         PNC BANK, NATIONAL ASSOCIATION,
                              JPMORGAN CHASE BANK,
                                       and
                                 SUNTRUST BANK,
                             as Documentation Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,
                                     each of
                         COMMERZBANK AG NEW YORK BRANCH,
                                  AMSOUTH BANK,
                                SOUTHTRUST BANK,
                                       and
                       ING REAL ESTATE FINANCE (USA) LLC,
                               as Managing Agent,
                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as Sole Lead Arranger
                                       and
                             as Administrative Agent

                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS  ....................................................1

         SECTION 1.1.  Definitions...........................................1
                       -----------
         SECTION 1.2.  General; References to Time..........................25
                       ---------------------------

ARTICLE II.  CREDIT FACILITY ...............................................26

         SECTION 2.1.  Revolving Loans......................................26
         SECTION 2.2.  Bid Rate Loans.......................................27
         SECTION 2.3.  Swingline Loans......................................31
         SECTION 2.4.  Number of Interest Periods...........................33
         SECTION 2.5.  Continuation.........................................33
         SECTION 2.6.  Conversion...........................................33
         SECTION 2.7.  Interest Rate........................................34
         SECTION 2.8.  Repayment of Loans...................................34
         SECTION 2.9.  Voluntary Reductions of the Commitments..............36
         SECTION 2.10.  Extension of Termination Date.......................36
         SECTION 2.11.  Notes. 36
         SECTION 2.12.  Option to Replace Lenders...........................37
         SECTION 2.13.  Amount Limitations..................................37
         SECTION 2.14.  Increase in Commitments.............................37
         SECTION 2.15.  Letters of Credit...................................38

ARTICLE III.  GENERAL LOAN PROVISIONS.......................................43

         SECTION 3.1.  Fees.................................................43
         SECTION 3.2.  Computation of Interest and Fees.....................44
         SECTION 3.3.  Pro Rata Treatment...................................44
         SECTION 3.4.  Sharing of Payments, Etc.............................45
         SECTION 3.5.  Defaulting Lenders...................................45
         SECTION 3.6.  Usury................................................46
         SECTION 3.7.  Agreement Regarding Interest and Charges.............46
         SECTION 3.8.  Statements of Account................................46
         SECTION 3.9.  Reliance.............................................47
         SECTION 3.10.  Taxes...............................................47

ARTICLE IV.  UNENCUMBERED POOL PROPERTIES...................................49

         SECTION 4.1.  Inclusion of Unencumbered Pool Properties............49
         SECTION 4.2.  Termination of Designation as Unencumbered Pool
                       Property.............................................49
         SECTION 4.3.  Additional Requirements of Unencumbered Pool
                       Properties...........................................49

ARTICLE V.  YIELD PROTECTION, ETC...........................................50

         SECTION 5.1.  Additional Costs; Capital Adequacy...................50
         SECTION 5.2.  Suspension of LIBOR Loans............................51

         SECTION 5.3.  Illegality...........................................51
         SECTION 5.4.  Compensation.........................................52
         SECTION 5.5.  Treatment of Affected Loans..........................52
         SECTION 5.6.  Change of Lending Office.............................53

ARTICLE VI.  CONDITIONS ....................................................53

         SECTION 6.1.  Effectiveness........................................53
         SECTION 6.2.  Conditions to All Loans and Letters of Credit........55

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES................................55

         SECTION 7.1.  Existence and Power..................................55
         SECTION 7.2.  Ownership Structure..................................56
         SECTION 7.3.  Authorization of Agreement, Notes, Loan Documents
                       and Borrowings.......................................56
         SECTION 7.4.  Compliance of Agreement, Notes, Loan Documents and
                       Borrowing with Laws, etc.............................56
         SECTION 7.5.  Compliance with Law; Governmental Approvals..........57
         SECTION 7.6.  Existing Indebtedness................................57
         SECTION 7.7.  Unencumbered Pool Properties.........................57
         SECTION 7.8.  Margin Stock.........................................57
         SECTION 7.9.  Transactions with Affiliates.........................58
         SECTION 7.10.  Absence of Defaults.................................58
         SECTION 7.11.  Financial Information...............................58
         SECTION 7.12.  Litigation..........................................59
         SECTION 7.13.  ERISA...............................................59
         SECTION 7.14.  Environmental Matters...............................60
         SECTION 7.15.  Taxes...............................................60
         SECTION 7.16.  Investment Company; Public Utility Holding Company..61
         SECTION 7.17.  Full Disclosure.....................................61
         SECTION 7.18.  Not Plan Assets.....................................61
         SECTION 7.19.  Business............................................61
         SECTION 7.20.  Title to Properties; Necessary Agreements, Licenses,
                        Permits; Adverse Contracts..........................61
         SECTION 7.21.  Non-Guarantor Entities; Regency Texas...............62
         SECTION 7.22.  Tax Shelter Regulations.............................62

ARTICLE VIII.  COVENANTS ...................................................62

         SECTION 8.1.  Information..........................................62
         SECTION 8.2.  ERISA Reporting......................................65
         SECTION 8.3.  Payment of Obligations...............................66
         SECTION 8.4.  Preservation of Existence and Similar Matters........66
         SECTION 8.5.  Maintenance of Property..............................66
         SECTION 8.6.  Conduct of Business..................................66
         SECTION 8.7.  Insurance............................................67
         SECTION 8.8.  Environmental Laws...................................67
         SECTION 8.9.  Compliance with Laws.................................67

         SECTION 8.10.  Inspection of Property, Books and Records...........67
         SECTION 8.11.  Indebtedness; Total Liabilities.....................68
         SECTION 8.12.  Consolidations, Mergers and Sales of Assets.........68
         SECTION 8.13.  Use of Proceeds and Letters of Credit...............69
         SECTION 8.14.  Acquisitions........................................69
         SECTION 8.15.  Exchange Listing....................................70
         SECTION 8.16.  REIT Status.........................................70
         SECTION 8.17.  Negative Pledge; Restriction on Distribution Rights.70
         SECTION 8.18.  Agreements with Affiliates..........................70
         SECTION 8.19.  ERISA Exemptions....................................70
         SECTION 8.20.  Compliance with and Amendment of Charter or Bylaws..70
         SECTION 8.21.  Distributions.......................................71
         SECTION 8.22.  New Guarantors; Release.............................71
         SECTION 8.23.  Asset Value of Non-Guarantor Entities...............73
         SECTION 8.24.  Hedging Agreements..................................73

Article IX.  Financial Covenants............................................73

         SECTION 9.1.  Minimum Net Worth....................................73
         SECTION 9.2.  Ratio of Total Liabilities to Gross Asset Value......74
         SECTION 9.3.  Ratio of Secured Indebtedness to Gross Asset Value...74
         SECTION 9.4.  Ratio of EBITDA to Interest Expense..................74
         SECTION 9.5.  Ratio of EBITDA to Debt Service, Preferred Stock
                       Distributions and  Reserve for Replacements..........74
         SECTION 9.6.  Unsecured Interest Expense Coverage..................74
         SECTION 9.7.  Permitted Investments................................74

ARTICLE X.  DEFAULTS  ......................................................75

         SECTION 10.1.  Events of Default...................................75
         SECTION 10.2.  Remedies............................................79
         SECTION 10.3.  Allocation of Proceeds..............................79
         SECTION 10.4.  Rights Cumulative...................................80
         SECTION 10.5.  Rescission of Acceleration by Requisite Lenders.....80
         SECTION 10.6.  Collateral Account..................................80

ARTICLE XI.  THE AGENT .....................................................81

         SECTION 11.1.  Appointment and Authorization.......................81
         SECTION 11.2.  Wells Fargo as Lender...............................82
         SECTION 11.3.  Approvals of the Lenders............................83
         SECTION 11.4.  Notice of Defaults..................................83
         SECTION 11.5.  Agent's Reliance, Etc...............................83
         SECTION 11.6.  Indemnification of the Agent........................84
         SECTION 11.7.  Lender Credit Decision, Etc.........................85
         SECTION 11.8.  Successor Agent.....................................85
         SECTION 11.9.  Titled Agents.......................................86

ARTICLE XII.  MISCELLANEOUS  ...............................................86

         SECTION 12.1.  Notices.............................................86
         SECTION 12.2.  No Waivers..........................................87
         SECTION 12.3.  Expenses............................................87
         SECTION 12.4.  Stamp, Intangible and Recording Taxes...............88
         SECTION 12.5.  Indemnification.....................................89
         SECTION 12.6.  Setoff..............................................89
         SECTION 12.7.  Amendments and Waivers..............................90
         SECTION 12.8.  Successors and Assigns..............................91
         SECTION 12.9.  Governing Law.......................................94
         SECTION 12.10.  Litigation.........................................94
         SECTION 12.11.  Confidentiality....................................95
         SECTION 12.12.  Counterparts; Integration..........................95
         SECTION 12.13.  Invalid Provisions.................................96
         SECTION 12.14.  No Novation........................................96

Exhibit A                Form of Assignment and Acceptance Agreement
Exhibit B                Form of Bid Rate Note
Exhibit C                Form of Designation Agreement
Exhibit D                Form of Guaranty
Exhibit E                Form of Notice of Borrowing
Exhibit F                Form of Notice of Continuation
Exhibit G                Form of Notice of Conversion
Exhibit H                Form of Notice of Swingline Borrowing
Exhibit I                Form of Revolving Note
Exhibit J                Form of Swingline Note
Exhibit K                Form of Unencumbered Pool Certificate
Exhibit L                Form of Bid Rate Quote Request
Exhibit M                Form of Bid Rate Quote
Exhibit N                Form of Bid Rate Quote Acceptance
Exhibit O                Form of Opinion of Counsel to the Loan Parties
Exhibit P                Form of Opinion of Counsel to the Agent
Exhibit Q                Form of Compliance Certificate

Schedule 2.15.(a)        Existing Letters of Credit
Schedule 4.1.            Unencumbered Pool Properties
Schedule 7.2.            Ownership Structure
Schedule 7.6.            Existing Indebtedness
Schedule 7.9.            Transactions with Affiliates
Schedule 7.12.           Litigation
Schedule 7.13.           ERISA
Schedule 7.21.           Non-Guarantor Entities
Schedule 8.24.           Hedging Agreements

                                Schedule 2.15(a)

                           Existing Letters of Credit

    L/C Number           Issue Date          Expiration Date               Beneficiary                 L/C Amount
-------------------- -------------------- ---------------------- --------------------------------- -------------------

      385841             02/28/2001            02/28/2005            City of Los Angeles, CA            100,000.00

      489182             07/17/2003            07/17/2004             LaSalle Bank National             550,000.00
                                                                           Association

      489303             07/17/2003            07/17/2004             LaSalle Bank National             109,320.00
                                                                           Association

      495647             09/15/2003            09/15/2004        Charter Township of Independence     2,993,193.75

      507614             12/18/2003            12/18/2004              City of Alameda, CA            1,750,000.00


                                                                         Total Amount Outstanding:   $5,502,513.75